SENIOR SUBORDINATED CREDIT AGREEMENT

among

BG STAFFING, INC.,
as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

PATRIOT CAPITAL III SBIC, L.P.,
as Administrative Agent

DATED AS OF AUGUST 21, 2015

TABLE OF CONTENTS
Page

ARTICLE 1 DEFINITIONS	2

Section 1.1	Definitions 2

Section 1.2	Accounting Matters 20

Section 1.3	ERISA Matters 20

Section 1.4	Other Definitional Provisions 21

Section 1.5	Interpretative Provision 21

Section 1.6	Times of Day 21

Section 1.7	Other Loan Documents 21

ARTICLE 2 THE COMMITMENTS AND LOANS	22

Section 2.1	Term Loans 22

Section 2.2	Manner of Payment 22

Section 2.3	Terms of Notes 22

Section 2.4	Application of Payments 24

Section 2.5	Use of Proceeds 24

Section 2.6	Fees 25

Section 2.7	Payments Generally; Administrative Agent’s Clawback 25

Section 2.8	Evidence of Debt 26

Section 2.9	Interest; Payment Terms 26

ARTICLE 3 TAXES, YIELD PROTECTION AND INDEMNITY	28

Section 3.1	Increased Costs 28

Section 3.2	Reserved 29

Section 3.3	Reserved 29

Section 3.4	Taxes 29

Section 3.5	Reserved 33

Section 3.6	Mitigation of Obligations; Replacement of Lenders 33

Section 3.7	Survival 34

ARTICLE 4 SECURITY	34

Section 4.1	Collateral 34

Section 4.2	Setoff 34

Section 4.3	Authorization to File Financing Statements 35

ARTICLE 5 CONDITIONS PRECEDENT	35

Section 5.1	Initial Extension of Credit 35

Section 5.2	All Extensions of Credit 38

ARTICLE 6 REPRESENTATIONS AND WARRANTIES	38

Section 6.1	Entity Existence 38

Section 6.2	Financial Statements; Etc 39

Section 6.3	Action; No Breach 39

i

Section 6.4	Operation of Business 39

Section 6.5	Litigation and Judgments 39

Section 6.6	Rights in Properties; Liens 40

Section 6.7	Enforceability 40

Section 6.8	Approvals 40

Section 6.9	Taxes 40

Section 6.10	Use of Proceeds; Margin Securities 40

Section 6.11	ERISA 41

Section 6.12	Disclosure 41

Section 6.13	Subsidiaries 41

Section 6.14	Agreements 41

Section 6.15	Compliance with Laws 42

Section 6.16	Inventory 42

Section 6.17	Regulated Entities 42

Section 6.18	Environmental Matters 42

Section 6.19	Intellectual Property 43

Section 6.20	Foreign Assets Control Regulations and Anti-Money
Laundering                            43

Section 6.21	Patriot Act 43

Section 6.22	Insurance 44

Section 6.23	Solvency 44

Section 6.24	Security Documents 44

Section 6.25	Businesses 44

Section 6.26	Labor Matters 44

Section 6.26	Small Business Concern 44

ARTICLE 7 AFFIRMATIVE COVENANTS	45

Section 7.1	Reporting Requirements 45

Section 7.2	Maintenance of Existence; Conduct of Business 47

Section 7.3	Maintenance of Properties 47

Section 7.4	Taxes and Claims 47

Section 7.5	Insurance 47

Section 7.6	Inspection Rights 48

Section 7.7	Keeping Books and Records 48

Section 7.8	Compliance with Laws 48

Section 7.9	Compliance with Agreements 48

Section 7.10	Further Assurances 49

Section 7.11	ERISA 49

Section 7.12	[Reserved] 49

Section 7.13	Additional Guarantors 49

Section 7.14	Right to Attend Meetings, Etc. 49

ARTICLE 8 NEGATIVE COVENANTS	50

Section 8.1	Debt 50

Section 8.2	Limitation on Liens 50

Section 8.3	Mergers, Etc 51

Section 8.4	Restricted Payments 51

Section 8.5	Loans and Investments 51

Section 8.6	Transactions With Affiliates 53

Section 8.7	Disposition of Assets 53

Section 8.8	Sale and Leaseback 54

Section 8.9	Prepayment of Debt 54

Section 8.10	Nature of Business 54

Section 8.11	Environmental Protection 54

Section 8.12	Accounting 54

Section 8.13	Burdensome Agreements 54

Section 8.14	Subsidiaries 54

Section 8.15	Amendments of Constituent Documents 54

Section 8.16	Hedge Agreements 55

Section 8.17	OFAC 55

ARTICLE 9 FINANCIAL COVENANTS	55

Section 9.1	Leverage Ratio 55

Section 9.2	Debt Service Coverage Ratio 55

Section 9.3	Current Ratio 55

ARTICLE 10 DEFAULT	56

Section 10.1	Events of Default 56

Section 10.2	Remedies Upon Default 58

Section 10.3	Application of Funds 59

Section 10.4	Performance by Administrative Agent 59

ARTICLE 11 AGENCY	60

Section 11.1	Appointment and Authority 60

Section 11.2	Rights as a Lender 60

Section 11.3	Exculpatory Provisions 61

Section 11.4	Reliance by Administrative Agent 62

Section 11.5	Delegation of Duties 62

Section 11.6	Resignation of Administrative Agent 62

Section 11.7	Non-Reliance on Administrative Agent and Other
Lenders                            63

Section 11.8	Administrative Agent May File Proofs of Claim 64

Section 11.9	Collateral and Guaranty Matters 65

ARTICLE 12 MISCELLANEOUS	65

Section 12.1	Expenses 65

Section 12.2	INDEMNIFICATION 66

Section 12.3	Limitation of Liability 67

Section 12.4	No Duty 67

Section 12.5	Lenders Not Fiduciary 67

Section 12.6	Equitable Relief 68

Section 12.7	No Waiver; Cumulative Remedies 68

Section 12.8	Successors and Assigns 68

Section 12.9	Survival 72

Section 12.10	Amendment 72

Section 12.11	Notices 74

Section 12.12	Governing Law; Venue; Service of Process 75

Section 12.13	Counterparts 76

Section 12.14	Severability 76

Section 12.15	Headings 76

Section 12.16	Construction 76

Section 12.17	Independence of Covenants 76

Section 12.18	WAIVER OF JURY TRIAL 76

Section 12.19	Additional Interest Provision 77

Section 12.20	Reserved 78

Section 12.21	USA Patriot Act Notice 78

Section 12.22	Defaulting Lenders 78

Section 12.23	Sharing of Payments by Lenders 79

Section 12.24	Payments Set Aside 80

Section 12.25	Confidentiality 80

Section 12.26	Electronic Execution of Assignments and Certain
Other Documents                        81

Section 12.27	NOTICE OF FINAL AGREEMENT 81

INDEX TO SCHEDULES

Schedule	Description of Schedule	Section

2.1	Commitments and Applicable Percentages	2.1
6.5	Litigation and Judgments	6.5
6.6(b)	Leased Real Property (Lessee)	6.6(b)
6.13	Subsidiaries, Ventures, Etc.	6.13
6.19	Intellectual Property	6.19
8.1	Existing Debt	8.1
8.2	Existing Liens	8.2
8.5	Existing Investments	8.5
12.11	Notices	12.11

INDEX TO EXHIBITS

Exhibit	Description of Exhibit	Section

A	Assignment and Assumption	1.1
B	[Reserved]	1.1
C	Compliance Certificate	1.1
D	Guaranty	1.1
E	[Reserved]	1.1
F	Note	1.1
G	Security Agreement	1.1
H	Authorization Agreement for Pre-Authorized Payments (Debit)	1.1
I	Tax Forms	3.4(g)

THE OBLIGATIONS HEREUNDER ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT (AS AMENDED, MODIFIED, RESTATED, REPLACED, EXTENDED, OR SUPPLEMENTED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”) DATED AS OF AUGUST 21, 2015, AMONG TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, AND PATRIOT CAPITAL III SBIC, L.P., PATRIOT CAPITAL III, L.P., BG STAFFING, INC., BG PERSONNEL, LP, BG STAFFING, LLC, B G STAFF SERVICES INC., AND BG FINANCE AND ACCOUNTING, INC., TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED TO TEXAS CAPITAL BANK, NATIONAL ASSOCIATION WITH RESPECT TO THE SENIOR INDEBTEDNESS (AS THAT TERM IS DEFINED IN THE INTERCREDITOR AGREEMENT), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

SENIOR SUBORDINATED CREDIT AGREEMENT
THIS SENIOR SUBORDINATED CREDIT AGREEMENT (this “Agreement”), dated as of August 21, 2015, is among:
BG STAFFING, INC., a Delaware corporation (“Borrower”);
PATRIOT CAPITAL III SBIC, L.P., a Delaware limited partnership (“Patriot III SBIC”), and PATRIOT CAPITAL III, L.P., a Delaware limited partnership (“Patriot III”; Patriot III SBIC and Patriot III being sometimes referred to individually as a “Lender” and collectively with the lenders from time to time party hereto as the “Lenders”); and

PATRIOT CAPITAL III SBIC, L.P., a Delaware limited partnership, in its capacity as both collateral and administrative agent for each of the Lenders (in such capacity, the “Administrative Agent”).

RECITALS
Borrower has requested that Lenders extend credit to Borrower as described in this Agreement. Lenders are willing to make such credit available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE 1

DEFINITIONS
Section 1.1    Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Article 1 or in the provision, section or recital referred to below:
“Acquisition” means the acquisition by any Person of (a) a majority of the equity interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a business unit or line of business of another Person, in each case (i) whether or not involving a merger or consolidation with such other Person and (ii) whether in one transaction or a series of related transactions.
“Acquisition Consideration” means the consideration given by Borrower or any of its Subsidiaries for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property (excluding equity interests) or services given, plus (b) the amount of any Debt assumed, incurred or guaranteed (to the extent not otherwise included) in connection with such Acquisition by Borrower or any of its Subsidiaries.
“Administrative Agent” means Patriot Capital III SBIC, L.P., in its capacity as administrative agent under any of the Loan Documents, until the appointment of a successor administrative agent pursuant to the terms of this Agreement and, thereafter, shall mean such successor administrative agent.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.
“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock of such Person; or (c) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall any Lender be deemed an Affiliate of Borrower or any of its Subsidiaries or Affiliates.
“Agent Parties” means, collectively, Administrative Agent or any of its Related Parties.
“Agreement” has the meaning set forth in the introductory paragraph hereto, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.
“Applicable Percentage” means the percentage (carried out to the ninth decimal place) of the Facility represented by such Lender’s Commitment at such time; provided that if the Commitments have been terminated pursuant to the terms hereof, then the Applicable Percentage of each Lender shall be determined based upon the Applicable Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Applicable Rate” means the applicable interest rate set forth in Section 2.6.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.8), and accepted by Administrative Agent, in substantially the form of Exhibit A or any other form approved by Administrative Agent.
“Borrower” means the Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 12.8.
“Borrowing Base Report” means, as of any date of preparation, a certificate, substantially in any form agreed to by Borrower and Senior Agent, prepared by and certified by a Responsible Officer of Borrower.
“Business Day” means for all purposes, a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Baltimore, Maryland are authorized or required by law to be closed. Unless otherwise provided, the term “days” when used herein means calendar days.
“Capital Expenditure” means, with respect to any Person, any expenditure by such Person for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements of such Person as equipment, real property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to clause (a) or (b) above.
“Capitalized Lease Obligation” means, with respect to any Person, the amount of Debt under a lease of Property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.
“Cash Interest Expense” means, for any Person for any period, total interest expense in respect of all outstanding Debt actually paid or that is payable by such Person during such period, including, without limitation, all commissions, discounts, and other fees and charges with respect to letters of credit and all net costs under Hedge Agreements in respect of interest rates to the extent such costs are allocable to such period, but excluding interest expense not payable in cash, all as determined in accordance with GAAP.
“Cash Interest Payment Date” has the meaning set forth in Section 2.9(a) (Interest Rate).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, implemented, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than fifty percent (50%) or more of the equity interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or
(b)    during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose individual nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).
“Closing Date” means the first date all the conditions precedent in Section 5.1 are satisfied or waived in accordance with Section 12.10.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means substantially all of the Property of Borrower and its Subsidiaries as described in the Security Documents, together with any other Property and collateral described in the Security Documents, including, among other things, any other Property which may now or hereafter secure the Obligations or any part thereof.
“Commitment” means (a) with respect to Patriot III SBIC, $14,250,000 and (b) with respect to Patriot III, $750,000, each to be advanced on the Closing Date.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to Administrative Agent, or any Lender by means of electronic communications pursuant to Section 12.11(d), including through the Platform.
“Compliance Certificate” means a certificate, substantially in the form of Exhibit C, or in any other form agreed to by Borrower and Administrative Agent, prepared by and certified by a Responsible Officer of Borrower.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership or certificate of formation, as applicable, and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization, operating agreement, regulations and/or other organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements.
“Costs and Expenses” means the collective reference to the costs, expenses, indemnification and the other amounts (other than principal and interest and Processing Fees) payable by the Borrower pursuant to Section 12.1 (Expenses), the other provisions of this Agreement, the other Loan Documents and applicable Laws.
“Credit Extension” means a borrowing consisting of Loans made by each of the Lenders pursuant to Section 2.1.
“Current Ratio” means, for any Person as of any date, the ratio of current assets to current liabilities (including as current liabilities for purposes of this calculation, an amount equal to the Outstanding Amount of Loans on such date minus (x) $5,000,000, prior to the Vision Technology Acquisition and (y) $10,000,000, on and after the Vision Technology Acquisition, but excluding current earn-out payments in respect of Acquisitions), in each case determined in accordance with GAAP.
“Debt” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capitalized Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on Property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non‑recourse to the credit of such Person; (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to Accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a Capitalized Lease Obligation; (j) any obligation under any so called “synthetic leases;” (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person; (l) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (n) all net Hedge Obligations of such Person, valued at the Hedge Termination Value thereof; and (o) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person, valued, in the case of redeemable preferred stock interests, at the greater of its voluntary or involuntary liquidation preference, excluding, however, all accrued and unpaid dividends.
For all purposes, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.
“Debt Service” means, for any Person, as of any date, the sum of all regularly scheduled principal payments on all Senior Indebtedness for the immediately following four fiscal quarters commencing on such date, and all Cash Interest Expense that is paid or payable during the immediately preceding four fiscal quarters ending on such date in respect of all Debt of such Person.
“Debt Service Coverage Ratio” means, as of any date, the ratio of (a) EBITDA minus cash taxes paid, minus Non-Financed Capital Expenditures, in each case for the immediately preceding four fiscal quarters ending on such date, minus scheduled earn-out payments in respect of Acquisitions for the immediately following four fiscal quarters commencing on such date to (b) Debt Service plus (i) $1,000,000, prior to the Vision Technology Acquisition and (ii) $2,000,000, on and after the Vision Technology Acquisition.
“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, assignment for the benefit of creditors, moratorium, arrangement or composition, extension or adjustment of debts, or similar Laws affecting the rights of creditors.
“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.
“Default Interest Rate” means an interest rate equal to two percentage points (2.00%) per annum in excess of the rate specified in [Section 2.9(a)] (Interest Rate) above until the date on which the Default or Event of Default is waived or cured; provided, however, in no event shall the Default Interest Rate exceed the Maximum Rate.
“Defaulting Lender” means, subject to Section 12.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower, Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 12.22(b)) upon delivery of written notice of such determination to Borrower and each Lender.
“Disposition” means any sale, lease, sub-lease, transfer, assignment, conveyance, release, loss or other disposition, or entry into any contract the performance of which would result in any of the foregoing, of any interest in Property, or of any interest in a Subsidiary that owns Property, in any transaction or event or series of transactions or events, and “Dispose” has the correlative meaning thereto.
“Dollars” and “$” mean lawful money of the United States of America.
“Early Repayment Fee” has the meaning set forth in Section 2.2(b) (Early Repayment Fee).
“EBITDA” means, for any Person for any period, an amount equal to (a) Net Income plus (b) the sum of the following to the extent deducted in the calculation of Net Income: (i) interest expense; (ii) income taxes; (iii) depreciation; (iv) amortization; (v) extraordinary losses determined in accordance with GAAP; and (vi) all non-cash charges which do not represent a cash item in such period or any future period, minus (c) the sum of the following to the extent included in the calculation of Net Income: (i) income tax credits; (ii) extraordinary gains determined in accordance with GAAP; and (iii) all non‑cash items increasing Net Income. For purposes of calculating the Debt Service Coverage Ratio and the Leverage Ratio as at any date, EBITDA shall be calculated on a pro forma basis (as certified by Borrower to Administrative Agent) assuming that all Acquisitions made, and all Dispositions completed, during the four consecutive fiscal quarters then most recently ended has been made on the first day of such period (but without any adjustment for projected cost savings or other synergies unless otherwise approved by Administrative Agent).
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.8(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.8(b)(iii)).
“Environmental Laws” means any and all federal, state, and local Laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.
“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.
“Equity Issuance” means the issuance and sale by Borrower for cash of equity interests of Borrower, which equity interests do not benefit from any redemption or retirement right or obligation, any sinking fund or similar right or obligation, any option or obligation to purchase or sell, any conversion or exchange right or obligation, or any liquidation preference.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as an Obligated Party or is under common control (within the meaning of Section 414(c) of the Code and Sections 414(m) and (o) of the Code for purposes of the provisions relating to Section 412 of the Code) with an Obligated Party.
“ERISA Event” means (a) a Reportable Event with respect to a Plan, (b) a withdrawal by any Obligated Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Obligated Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (f) the imposition of any liability to the PBGC under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligated Party or any ERISA Affiliate, (g) the failure of any Obligated Party or ERISA Affiliate to meet any funding obligations with respect to any Plan or Multiemployer Plan, or (h) a Plan becomes subject to the at-risk requirements in Section 303 of ERISA and Section 430 of the Code.
“Event of Default” has the meaning set forth in Section 10.1.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 3.6(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.4(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Facility” means, at any time, the aggregate amount of the Lenders’ Commitments at such time.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.
“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001 et seq.), and (d) the Flood Insurance Reform Act of 2004, in each case as now or hereafter in effect or any successor statute thereto and including any regulations promulgated thereunder.
“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which Borrower is resident for tax purposes.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Debt” means, on any date of determination, the outstanding principal amount of all Debt of Borrower and its Subsidiaries of the type described in clauses (a), (b), (c), (d), (f), (g), (h), (i), (j), (k), (l), (n) and (o) of the definition of “Debt”, and, without duplication, any Guarantees of the foregoing, in each case determined on a consolidated basis in accordance with GAAP.
“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, tribal body or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any group or body charged with setting financial accounting or regulatory capital rules or standards (including without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantors” means each Person who from time to time Guarantees all or any part of the Obligations under the Loan Documents, and “Guarantor” means any one of the Guarantors.
“Guaranty” means any Guaranty executed by any Guarantor in favor of the Guaranteed Parties (as defined therein), including any guaranty supplement thereto, substantially in the form of Exhibit D.
“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.
“Hedge Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules and annexes, a “Master Agreement”) and (c) any and all Master Agreements and any and all related confirmations.
“Hedge Obligations” means, at any time with respect to any Person, all indebtedness, liabilities, and obligations of such Person under or in connection with any Hedge Agreement, whether actual or contingent, due or to become due and existing or arising from time to time.
“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and settlement amounts, early termination amounts or termination value(s) determined in accordance therewith, such settlement amounts, early termination amounts or termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more commercially reasonable mid-market or other readily available quotations provided by any dealer which is a party to such Hedge Agreement or any other recognized dealer in such Hedge Agreement.
“Increase Effective Date” has the meaning set forth in Section 2.9(d).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Information” has the meaning set forth in Section 12.25.
“Intellectual Property” means all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and other types of intellectual property, in whatever form, now owned or hereafter acquired.
“Intercreditor Agreement” means an intercreditor agreement, in form and substance satisfactory to Administrative Agent and Lenders, among Administrative Agent, each Obligated Party, each lender a party to the Senior Credit Agreement and each Person acting as an agent pursuant to the Senior Credit Agreement (as the same may be amended, modified, restated, replaced, extended, or supplemented from time to time).
“Interest Payment Date” has the meaning set forth in Section 2.9(a) (Interest Rate).
“Interest Rate” means the rate equal to the lesser of (a) the Maximum Rate and (b) the Applicable Rate.
“IRS” means the Internal Revenue Service or any entity succeeding to all or any of its functions.
“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administrative thereof by any Governmental Authority charged with the enforcement, interpretation or administrative thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lease” of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or license of land, improvements and/or fixtures.
“Lender” and “Lenders” have the meanings set forth in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.
“Leverage Ratio” means, as of any date of determination, the ratio of (a) all Funded Debt of Borrower and its Subsidiaries as of such date to (b) EBITDA of Borrower and its Subsidiaries for the four fiscal quarters most recently ended.
“Lien” means, as to any Property of any Person, (a) any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, collateral assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise, affecting such Property and (b) the signing or filing of a financing statement which names the Person as debtor or the signing of any security agreement or the signing of any document authorizing a secured party to file any financing statement which names such Person as debtor.
“Loan” means each extension of credit by a Lender to Borrower under Article 2 and “Loans” means the collective reference to all such extensions.
“Loan Documents” means this Agreement, the Guaranty, the Security Documents, the Notes, and all other promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, or agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents.
“Loss” has the meaning set forth in Section 7.5(b).
“Material Adverse Event” means any act, event, condition, or circumstance which could materially and adversely affect (a) the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower or Borrower and its Subsidiaries, taken as a whole; (b) the ability of any Obligated Party to perform its obligations under any Loan Document to which it is a party; or (c) the legality, validity, binding effect or enforceability against any Obligated Party of any Loan Document to which it is a party.
“Maturity Date” means February 21, 2020.
“Maximum Rate” has the meaning set forth in Section 12.19 (Additional Interest Provisions). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.
“Mortgages” means, collectively, the mortgages or deeds of trust now or hereafter encumbering Borrower’s or any of its Subsidiaries’ fee in the property as described therein in favor of Administrative Agent, in form and substance satisfactory to Administrative Agent.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are being made or have been made by, or for which there is an obligation to make by or there is any liability, contingent or otherwise, with respect to an Obligated Party or any ERISA Affiliate and which is covered by Title IV of ERISA.
“Net Income” means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis as determined in accordance with GAAP; provided that Net Income shall exclude (a) the net income of any Subsidiary of such Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Constituent Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that such Person’s equity in any net loss of any such Subsidiary for such period shall be included in determining Net Income, and (b) any income (or loss) for such period of any other Person if such other Person is not a Subsidiary (except where pursuant to the express provisions of this Agreement, the income or loss of such Person is intended to be included in the pro forma calculations hereunder), except that Borrower’s equity in the net income of any such Person for such period shall be included in Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Borrower as described in clause (a) of this proviso).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 12.10 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Financed Capital Expenditures” means, for the prior twelve-month period, all Capital Expenditures other than those made utilizing financing provided by the applicable seller or third party lenders or fundings under the Facility.
“Note” means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit F.
“Obligated Party” means Borrower and each Guarantor, respectively; and “Obligated Parties” means the collective reference to any one or more of Borrower or the Guarantors.
“Obligations” means all obligations, indebtedness, and liabilities of Borrower, each Guarantor and any other Obligated Party to Administrative Agent, each Lender and any Affiliates of Administrative Agent or any Lender now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, arising under or pursuant to this Agreement, the other Loan Documents, and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6).
“Outstanding Amount” means with respect to the Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of Loans occurring on such date.
“Owned Real Estate Support Documents” means, with respect to any real property which is owned by Borrower or its Subsidiaries in fee simple, such mortgagee title insurance policies (in amounts and with endorsements acceptable to Administrative Agent), surveys, environmental assessment reports, environmental questionnaires, flood hazard certifications, evidence of flood insurance, if required, and other mortgage-related documents as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.
“Participant” means any Person (other than a natural Person, a Defaulting Lender, or Borrower or any of Borrower’s Affiliates or Subsidiaries or any other Obligated Party) to which a participation is sold by any Lender in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it).
“Participant Register” means a register in the United States on which each Lender that sells a participation enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents.
“Patriot III” has the meaning set forth in the preamble to this Agreement and includes its successors and assigns.
“Patriot III SBIC” has the meaning set forth in the preamble to this Agreement and includes its successors and assigns.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.
“Permitted Distributions” means distributions on account of Borrower’s equity interests if (a) prior to the distribution (i) no Default exists and (ii) the Debt Service Coverage Ratio (calculated however, for purpose of this definition of Permitted Distributions only to exclude the addition of $1,000,000 in the denominator) is greater than 1.50 to 1.00, and (b) after giving pro forma effect to the distribution (i) no Default exists or will exist and (ii) the Debt Service Coverage Ratio (calculated as provided in clause (a)(ii) immediately preceding, but subtracting from the numerator the amount of the proposed distribution) is greater than 1.20 to 1.00.
“Permitted Liens” means those Liens permitted by Section 8.2.
“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.
“PIK Interest” means interest accruing under the Notes that is added to the unpaid principal amount of the Notes.
“PIK Interest Payment Date” has the meaning set forth in Section 2.9(a) (Interest).
“Plan” means any employee benefit or other plan, other than a Multiemployer Plan, established or maintained by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise with respect to Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to Section 412 of the Code.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Principal Increase” has the meaning set forth in [Section 2.9(a)] (Interest).
“Principal Office” means the principal office of Administrative Agent, presently located at the address set forth on Schedule 12.11.
“Processing Fees” has the meaning set forth in Section 2.6(b) (Processing Fees).
“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.
“Recipient” means Administrative Agent and any Lender, as applicable.
“Register” means a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time.
“Related Indebtedness” means any and all indebtedness paid or payable by Borrower to Administrative Agent or any Lender pursuant to any Loan Document other than any Note.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or Property.
“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre‑remedial studies and investigations and post-remedial monitoring and care.
“Removal Effective Date” has the meaning set forth in Section 11.6(b).
“Reportable Event” means any of the events set forth in Section 4043 of ERISA.
“Required Lenders” means, at any time, the Administrative Agent and Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resignation Effective Date” has the meaning set forth in Section 11.6(a).
“Responsible Officer” means the chief executive officer, president, chief financial officer, or treasurer of an Obligated Party or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of an Obligated Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of Obligated Party.
“RICO” means the Racketeer Influenced and Corrupt Organization Act of 1970.
“SDN List” has the meaning set forth in Section 6.20.
“Secured Parties” means the collective reference to Administrative Agent, each Lender, and any other Person the Obligations owing to which are, or are purported to be, secured by the Collateral under the terms of the Security Documents.
“Security Agreement” means any Security Agreement executed by one or more of the Obligated Parties, including any joinder thereto, substantially in the form of Exhibit G.
“Security Documents” means each and every Mortgage, Security Agreement, Pledge Agreement, deed of trust, control agreement or other collateral security agreement required by or delivered to Administrative Agent from time to time that purport to create a Lien in favor of any of the Secured Parties to secure payment or performance of the Obligations or any portion thereof.
“Senior Agent” means Texas Capital Bank, National Association, in its capacity as administrative agent and collateral agent under the Senior Credit Agreement, together with its successors or assigns.
“Senior Credit Agreement” means the Credit Agreement dated as of August 21, 2015 (as the same may be amended, modified, restated, replaced, extended, refinanced or supplemented from time to time in accordance with the Intercreditor Agreement), by and between Borrower, Texas Capital Bank, National Association and the other “Lenders” (as defined therein) that are party thereto from time to time, and Senior Agent (in its capacity as administrative agent and collateral agent for the “Lenders” (as defined therein) and the other “Secured Parties” (as defined therein).
“Senior Indebtedness”: has the meaning set forth in the Intercreditor Agreement.
“Senior Loan Documents”: the collective reference to the “Loan Documents” defined in the Senior Credit Agreement. Each such “Senior Loan Document” shall be referred to herein, individually, as a “Senior Loan Document”.
“Senior Notes” means the collective reference to any and all “Notes” (as defined in the Senior Credit Agreement) issued by the Borrower to the Senior Lenders pursuant to the Senior Credit Agreement to evidence Senior Indebtedness.
“Solvent” means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person acting in good faith.
“Subordinated Debt” means any unsecured Debt of Borrower and its Subsidiaries that has been subordinated to the Obligations under the Loan Documents by written agreement, in form and content satisfactory to Administrative Agent and which has been approved in writing by Administrative Agent as constituting Subordinated Debt for purposes of this Agreement.
“Subsidiary” means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower or one or more of other Subsidiaries or by Borrower and one or more of such Subsidiaries, and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Borrower and other Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans.
“Transaction” means the (a) the initial Loan and execution of the Loan Documents and (b) the issuance of the Senior Notes.
“UCC” means Uniform Commercial Code in effect in the State of Maryland.
“Unfunded Pension Liability” means the excess, if any, of (a) the funding target as defined under Section 430(d) of the Code without regard to the special at-risk rules of Section 430(i) of the Code, over (b) the value of plan assets as defined under Section 430(g)(3)(A) of the Code determined as of the last day of each calendar year, without regard to the averaging which may be allowed under Section 310(g)(3)(B) of the Code and reduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.4(g)(ii)(B)(3).
“Vision Technology Acquisition” means the transactions contemplated by an asset purchase agreement pursuant to which BG Staffing, LLC proposes to purchase substantially all of the assets of Vision Technology Services, Inc. and its subsidiaries for Acquisition Consideration payable at the closing thereof of approximately $10,000,000, plus additional Acquisition Consideration contingent upon the achievement of certain performance targets during the three year-period following such closing.
“Withholding Agent” means each of Borrower and Administrative Agent.
Section 1.2    Accounting Matters.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements described in Section 6.2, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and either Borrower or the Required Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
Section 1.3    ERISA Matters. If, after the date hereof, there shall occur, with respect to ERISA, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by the PBGC or any other Governmental Authority, then either Borrower or Required Lenders may request a modification to this Agreement solely to preserve the original intent of this Agreement with respect to the provisions hereof applicable to ERISA, and the parties to this Agreement shall negotiate in good faith to complete such modification.
Section 1.4    Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be constructed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) means “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America.
Section 1.5    Interpretative Provision. For purposes of Section 10.1, a breach of a financial covenant contained in Article 9 shall be deemed to have occurred as of any date of determination thereof by Borrower, the Required Lenders or as of the last date of any specified measurement period, regardless of when the financial statements or the Compliance Certificate reflecting such breach are delivered to Administrative Agent.
Section 1.6    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to eastern time (daylight or standard, as applicable).
Section 1.7    Other Loan Documents. The other Loan Documents, including the Security Documents, contain representations, warranties, covenants, defaults and other provisions that are in addition to and not limited by, or a limitation of, similar provisions of this Agreement. Such provisions in such other Loan Documents may be different or more expansive than similar provisions of this Agreement and neither such differences nor such more expansive provisions shall be construed as a conflict.
ARTICLE 2

THE COMMITMENTS AND LOANS
Section 2.1    Term Loans.
(a)    Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make a Loan to the Borrower in a single advance on the date of this Agreement, in an amount equal to such Lender's Commitment, in each case by making immediately available funds available to the Borrower’s designated account on the Closing Date. Amounts repaid or prepaid in respect of the Loans may not be reborrowed.
(b)    The obligation of the Borrower to pay the Loans with interest shall be evidenced by a series of promissory notes (each as from time to time extended, amended, restated, supplemented or otherwise modified, the “Note” and collectively, the “Notes”) substantially in the form of Exhibit F attached hereto and made a part hereof with appropriate insertions. Each Note shall be dated as of the Closing Date, shall be payable to the order of a Lender at the times provided in the Notes, and shall be in the principal amount of such Lender’s Commitment.
(c)    To the extent not previously paid, all unpaid Loans shall be paid in full in cash by the Borrower on the Maturity Date.

Section 2.2    Manner of Payment. All payments and prepayments of principal or premium, if any, and interest on the Notes, and all fees, Costs and Expenses and other payments due under the Loan Documents, shall be made without setoff or counterclaim to the Administrative Agent and the Lenders, as appropriate, by automated clearing house transfer, federal wire or other delivery of funds, in accordance with the Administrative Agent’s reasonable instructions from time to time, so that the funds are received by and available to the Lenders (or other party, as the case may be) on or before the due date of each payment. Any principal, interest or other amount payable under the Loan Documents that becomes due on a day that is not a Business Day shall be payable on the next Business Day. Without implying any limitation on the Administrative Agent’s right to give other instructions from time to time, all such payments be made by ACH or other electronic payment, pursuant to an Authorization Agreement for Pre-Authorized Payments (Debit) substantially in the form attached to this Agreement as Exhibit H. The Borrower shall deliver executed and complete Authorization Agreements for Pre-Authorized Payments (Debit) for each of the Lenders on or before September 25, 2015. The Borrower acknowledges, however, that there may be times when such an ACH payment or other electronic payment is not possible due to communication/system problems experienced by either the Administrative Agent, Lenders, the Lenders’ bank or the Borrower’s financial institution, or otherwise, and that the Borrower remains at all times obligated to pay all amounts when due under the Notes and otherwise, time being of the essence.

Section 2.3    Prepayments.
(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Lenders, to prepay the Notes in whole or in part, in an amount specified in such notice, by payment of the principal amount of the Notes (or portion thereof) to be prepaid, together with accrued interest thereon to the date of the prepayment and all Costs and Expenses and other Obligations related thereto, together with the applicable premium set forth in Section 2.3(b) (Early Repayment Fee).
(b)    Early Repayment Fee. At the time and as a condition to any prepayment of principal on Notes prior to the Maturity Date (whether or not as a result of an enforcement action or following the commencement of bankruptcy, insolvency or other proceedings or other event) the Borrower shall pay a fee (the “Early Repayment Fee”) equal to the following amounts at the following times:

Period	Early Repayment Fee
Closing Date through and including, the first anniversary date of the Closing Date	2% of the original purchase price of the Note
After the first anniversary of the Closing Date through and including, the second anniversary date of the Closing Date	1% of the original purchase price of the Note
Thereafter	None

Each prepayment shall be accompanied by a written certification from the Senior Agent stating that such optional prepayment is permitted pursuant to the Intercreditor Agreement. Partial prepayments of the Notes shall, to the extent thereof, be applied as set forth in Section 2.4 (Application of Payments).

(c)    Prepayments at Option of Lenders.
(i)    If there shall occur a Change of Control, then upon the request of the Lenders, the Borrower shall, upon the occurrence of such Change of Control, prepay the Notes in full, together with accrued interest thereon to the date of such prepayment and, at the option of the Lenders, all Obligations with respect thereto and all Costs and Expenses, together with the applicable premium set forth in the table in Section 2.3(b).
(ii)    If there shall occur a merger or consolidation of Borrower (other than as permitted under Section 8.3), or a sale or divestiture of 33% or more of Borrower’s and its Subsidiaries’ assets (taken as a whole), or other transaction or series of transactions which effectively accomplishes such a sale or divestiture, then upon the request of the Lenders, the Borrower shall, on the closing date of such transaction, prepay the Notes in full, together with accrued interest thereon to the date of such prepayment and, at the option of the Lenders, all Obligations with respect thereto and all Costs and Expenses, together with the applicable premium set forth in the table in Section 2.3(b).
(d)    Payment on Maturity Date. If not sooner paid, principal and interest outstanding under the Notes, and all other Obligations, shall be due and payable on the Maturity Date.

Section 2.4    Application of Payments. Each payment (including each prepayment) by the Borrower on account of the Notes shall be shared by the Lenders in accordance with their Applicable Percentage. All prepayments of principal on the Notes shall be applied first to any balloon payment due on the Maturity Date. All cash payments received in respect of the Notes shall be applied as follows: first, to all Costs And Expenses of the Administrative Agent that are payable by the Borrower under the Loan Documents, second to all Costs And Expenses of the Lenders that are payable by the Borrower under this Agreement, third, to accrued and unpaid interest on the Notes, fourth, to any prepayment premium due as a result of such payment, and fifth, to the payment of the then outstanding principal balance of the Notes. If any payment received with respect to categories second through fifth is not sufficient to pay the entire amount in a category, that payment shall be made on a pro rata basis. If an Event of Default exists under this Agreement, the Notes or under any of the other Loan Documents, any such payment shall be applied as provided in Section 10.3 below.If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Notes made, or receiving payment in excess of its Applicable Percentage thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the other Lender of such fact, and (b) no later than the next Business Day after receipt either remit the excess in immediately available funds or purchase (in immediately available funds) participations in the Note of the other Lender, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Notes and other amounts owing them, provided that:

(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (1) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Notes, other than to the Borrower (as to which the provisions of this Section shall apply).
Section 2.5    Use of Proceeds. Borrower shall apply the proceeds of the Loans to (i) refinance existing indebtedness of the Borrower, including the obligations of the Borrower outstanding under the an existing credit facility with Fifth Third Bank, and (ii) pay fees and expenses relating to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, none of the Borrower, the Guarantors nor any other Person which may in the future become party to this Agreement or the other Loan Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Loans, directly or indirectly, for any purpose in violation of the Trading with the Enemy Act.
Section 2.6    Fees.
(a)    Fees. Borrower agrees to pay to Administrative Agent, for the account of Administrative Agent and each Lender, as applicable, fees, in the amounts and on the dates agreed upon by such parties.
(b)    Processing Fees. On the Closing Date, the Borrower agrees to pay: (i) for ratable benefit of each Lender, a processing fee in an amount equal to 2.0% of the sum of the original principal amount of the Notes as of the Closing Date (collectively, the “Processing Fees”), and (ii) to the Administrative Agent for benefit of each of the Administrative Agent and the Lenders, the Costs And Expenses of, respectively, the Administrative Agent and the Lenders in connection herewith.
Section 2.7    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent for the account of Administrative Agent or the pro rata accounts of the applicable Lenders, as applicable, at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all taxes at the time and in the manner provided herein. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Administrative Agent in full. Payments in immediately available funds received by Administrative Agent in the place designated for payment on a Business Day prior to 12:00 noon at such place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Administrative Agent on a day other than a Business Day or after 12:00 noon on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on the Notes shall become due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.
(b)    [Reserved.]
(c)    Payments by Borrower; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of applicable Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each applicable Lender, as applicable, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 2.8    Evidence of Debt.
(a)    The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business; provided that such Lender or Administrative Agent may, in addition, request that such Loans be evidenced by the Notes. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.
Section 2.9    Interest; Payment Terms.
(a)    Interest Rate. Subject to Section 2.9(f) (Default Rate of Interest) below, interest on the Notes shall accrue at the rate of 13% per annum (the “Interest Rate”), consisting of not less than 10% payable in arrears in cash on the first day of each October, January, April and July of each year (each, a “Cash Interest Payment Date”) and the balance, payable in arrears either, at the Borrower’s option, in cash interest or PIK Interest added automatically to the unpaid principal amount of the Notes on the first day of each quarter (each, a “PIK Interest Payment Date;” each Cash Interest Payment Date and PIK Interest Payment Date, as applicable, an “Interest Payment Date”). The first Cash Interest Payment Date shall be October 1, 2015. On each PIK Interest Payment Date, to the extent the Borrower has not paid such balance in cash, the unpaid balance shall be PIK Interest which shall automatically added to the principal amount thereof (“Principal Increase”). The Borrower shall establish and maintain standing and irrevocable orders for payment of cash interest due on each Cash Interest Payment Date by transfer by automated clearing house or by federal wire transfer of immediately available funds to one or more accounts designated by the Lenders.
(b)    [Reserved]
(c)    Computation Period. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable rate hereunder.
(d)    Unconditional Payment. Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under any of the Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Administrative Agent hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of the Obligations under the Loan Documents and shall not be discharged or satisfied with any prior payment thereof or cancellation of such Obligations, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.
(e)    Partial or Incomplete Payments. Remittances in payment of any part of the Obligations under the Loan Documents other than in the required amount in immediately available funds at the place where such Obligations are payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Administrative Agent of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.
(f)    Default Interest Rate. For so long as any Event of Default exists, regardless of whether or not there has been an acceleration of the Loans, and at all times after the maturity of the Loans (whether by acceleration or otherwise), and in addition to all other rights and remedies of Administrative Agent or Lenders hereunder, (i) interest shall accrue on the Outstanding Amount of the Loans at the Default Interest Rate and (ii) interest shall accrue on any past due amount (other than the outstanding principal balance) at the Default Interest Rate, and, subject to the applicable provisions of the Intercreditor Agreement, such accrued interest shall be immediately due and payable and, at the option of the Lenders, shall become PIK Interest. Borrower acknowledges that it would be extremely difficult or impracticable to determine Administrative Agent’s or Lenders’ actual damages resulting from any late payment or Event of Default, and such accrued interest are reasonable estimates of those damages and do not constitute a penalty.
(g)    AHYDO Catch-Up Payment. Notwithstanding anything to the contrary in this Agreement or in the Notes, if (a) the Notes remain outstanding as of the last day of any accrual period (as defined in Code Section 1272(a)(5)) after the fifth anniversary of the initial issuance thereof (as determined for income tax purposes) and (b) the aggregate amount of the accrued but unpaid interest on the Notes (including any amounts treated as interest for U.S. federal income tax purposes, such as “original issue discount”) as of any Testing Date (as that term is defined below) occurring after such fifth anniversary exceeds an amount equal to the Maximum Accrual (as that term is defined below), then all such accrued but unpaid interest on the Notes (including any amounts treated as interest for U.S. federal income tax purposes, such as “original issue discount”) as of the Testing Date in excess of an amount equal to the Maximum Accrual shall be paid in cash by the Borrower to the holder of the Notes on such Testing Date. Any payment under this Section shall be treated as a payment of interest or principal, as applicable, otherwise due under the Notes. As used in this Section, the term:

“Maximum Accrual” means amount equal to the product of the Notes’ issue price (as defined in Internal Revenue Code Sections 1273(b) and 1274(a)) and its yield to maturity (in accordance with Code Section 163(i)(2)(B)(ii)).
“Testing Date” means the close of any Interest Payment Date and, without duplication, the date on which any “accrual period” (within the meaning of Section 1272(a)(5) of the Internal Revenue Code) closes.

ARTICLE 3

TAXES, YIELD PROTECTION AND INDEMNITY
Section 3.1    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital or Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections 3.1(a) or (b) and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 3.1 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) -month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.2    Reserved.
Section 3.3    Reserved.
Section 3.4    Taxes.
(a)    Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.
(b)    Payment Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.4) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (other than expenses attributable to the failure or delay by such Recipient to make such written demand to Borrower within nine (9) months of becoming aware that such Indemnified Taxes under this Section 3.4 have been levied, imposed or asserted against it), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.8 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to such Lender from any other source against any amount due to Administrative Agent under this Section 3.4(e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 3.4, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.4(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W‑8BEN (or W‑8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W‑8BEN (or W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or W-8BEN-E, as applicable); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or W-8BEN-E, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.4 (including by the payment of additional amounts pursuant to this Section 3.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.4(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.4(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.4(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.4(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 3.4 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 3.5    Reserved.
Section 3.6    Mitigation of Obligations; Replacement of Lenders.
(d)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or Section 3.4, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(e)    Replacement of Lenders. If any Lender requests compensation under Section 3.1, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.6(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.8), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or Section 3.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(iii)    Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 12.8;
(iv)    such Lender shall have received payment of an amount equal to the Outstanding Amount of its Loans, and accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);
(v)    in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.4, such assignment will result in a reduction in such compensation or payments thereafter;
(vi)    such assignment does not conflict with applicable law; and
(vii)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
Section 3.7    Survival. All of Borrower’s obligations under this Article 3 shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.
ARTICLE 4

SECURITY
Section 4.1    Collateral. To secure full and complete payment and performance of the Obligations, Borrower shall, and shall cause the other Obligated Parties to, execute and deliver or cause to be executed and delivered all of the Security Documents required by Administrative Agent covering the Collateral. Borrower shall execute and cause to be executed such further documents and instruments, including without limitation, UCC financing statements, as Administrative Agent, in its sole discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interests in the Collateral and maintain the priority thereof as required by the Loan Documents.
Section 4.2    Setoff. If an Event of Default exists, Administrative Agent and each Lender shall have the right to set off against the Obligations under the Loan Documents, at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Administrative Agent or such Lender to Borrower whether or not the Obligations under the Loan Documents are then due; provided that in the event that any Defaulting Lender shall exercise any such right of setoff: (a) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 12.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and Lenders; and (b) such Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations under the Loan Documents owing to such Defaulting Lender as to which it exercised such right of setoff. Each amount set off shall be paid to Administrative Agent for application to the Obligations under the Loan Documents in the order set forth in Section 10.3. As further security for the Obligations, Borrower hereby grants to Administrative Agent and each Lender a security interest in all money, instruments, and other Property of Borrower now or hereafter held by Administrative Agent or such Lender, including, without limitation, Property held in safekeeping. In addition to Administrative Agent’s and each Lender’s right of setoff and as further security for the Obligations, Borrower hereby grants to Administrative Agent and each Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Administrative Agent or such Lender and all other sums at any time credited by or owing from Administrative Agent or such Lender to Borrower. The rights and remedies of Administrative Agent and each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Administrative Agent or such Lender may have.
Section 4.3    Authorization to File Financing Statements. Borrower and each other Obligated Party that has granted a security interest in connection herewith authorizes Administrative Agent to complete and file, from time to time, financing statements naming Borrower or such other Obligated Party, as applicable, as debtor.
ARTICLE 5

CONDITIONS PRECEDENT
Section 5.1    Initial Extension of Credit. The obligation of Lenders to make the initial Credit Extension hereunder is subject to the condition precedent that Administrative Agent shall have received all of the following, each dated (unless otherwise indicated or otherwise specified by Administrative Agent) the Closing Date, in form and substance satisfactory to Administrative Agent:
(b)    Credit Agreement. Executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, each Lender and Borrower;
(c)    Resolutions. Resolutions of the Board of Directors (or other governing body) of Borrower and each other Obligated Party certified by the Secretary or an Assistant Secretary (or a Responsible Officer or other custodian of records) of such Person which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party;
(d)    Incumbency Certificate. A certificate of incumbency certified by a Responsible Officer of each Obligated Party certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which Borrower and each other Obligated Party is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;
(e)    Certificate Regarding Consents and Approvals. A certificate of a Responsible Officer of each Obligated Party either (I) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Obligated Party and the validity against such Obligated Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (II) stating that no such consents, licenses or approvals are so required;
(f)    Closing Certificate. A certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 5.2(b), (c) and (d) have been satisfied;
(g)    Constituent Documents. The Constituent Documents and all amendments thereto for Borrower and each other Obligated Party that is not a natural person, with the formation documents included in the Constituent Documents being certified as of a date acceptable to Administrative Agent by the appropriate government officials of the state of incorporation or organization of Borrower and each other Obligated Party, and all such Constituent Documents being accompanied by certificates that such copies are complete and correct, given by an authorized representative acceptable to Administrative Agent;
(h)    Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of Borrower and each other Obligated Party as to the existence and good standing of Borrower and each other Obligated Party, each dated within thirty (30) days prior to the date of the initial Credit Extension;
(i)    Term Notes. The Term Notes executed by Borrower in favor of each Lender requesting Term Notes;
(j)    Security Documents. The Security Documents executed by Borrower and the other Obligated Parties;
(k)    Financing Statements. UCC financing statements reflecting Borrower and the other Obligated Parties, as debtors, and Administrative Agent, as secured party, which are required to grant a Lien which secures the Obligations and covering such Collateral as Administrative Agent may request;
(l)    Guaranty. The Guaranty executed by each Guarantor;
(m)    Landlord Waivers. Landlord waiver with respect to Borrower’s corporate headquarters located in Plano, Texas executed by Granite Park IV, Ltd.;
(n)    Insurance Matters. Copies of insurance certificates describing all insurance policies required by Section 7.5, together with loss payable and lender endorsements in favor of Administrative Agent with respect to all insurance policies covering Collateral;
(o)    Lien Searches. The results of UCC, tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against Borrower and each other Obligated Party in the appropriate filing offices, such search to be as of a date no more than thirty (30) days prior to the date of the initial Credit Extension, and reflecting no Liens against any of the intended Collateral other than Liens being released or assigned to Administrative Agent concurrently with the initial Credit Extension;
(p)    Opinions of Counsel. A favorable opinion of Norton Rose Fulbright US LLP, legal counsel to Borrower and Guarantors, as to such matters as Administrative Agent may reasonably request, as to such matters as Administrative Agent may reasonably request;
(q)    Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 12.1, to the extent invoiced, shall have been paid in full by Borrower;
(r)    Senior Credit Agreement. (i) The executed Senior Credit Agreement, together with all instruments and other agreements entered into by Borrower or any of its Subsidiaries in connection therewith or pursuant thereto, (ii)  the Intercreditor Agreement executed by all parties thereto, and (iii) evidence that Borrower shall have received at least $[__________] of cash proceeds (less reasonable expenses related thereto) under the initial extension of credit pursuant to the Senior Credit Agreement;
(s)    Closing Fees. Evidence that any other fees due on or before the Closing Date have been paid;
(t)    Minimum EBITDA. Evidence of EBITDA for the immediately preceding four fiscal quarters ending as of March 31, 2015 of at least $11,800,000;
(u)    Funded Debt. Evidence that Funded Debt as of the Closing Date is no greater than $25,000,000; and
(v)    SBA Matters. Small Business Administration Forms 480, 652 and 1031 (Parts A and B) shall have been all duly and validly completed, executed and delivered to the Lenders by the Borrower.
For purposes of determining compliance with the conditions set forth in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or be acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 5.2    All Extensions of Credit. The obligation of Lenders to make any Credit Extension hereunder (including the initial Credit Extension) is subject to the following additional conditions precedent:
(j)    [Reserved];
(k)    No Default. No Default shall have occurred and be continuing, or would result from or after giving effect to such Credit Extension;
(l)    No Material Adverse Event. No Material Adverse Event shall have occurred and no circumstance shall exist that could be a Material Adverse Event; and
(m)    Representations and Warranties. All of the representations and warranties contained in Article 6 and in the other Loan Documents shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of each Interest Payment, and (ii) with respect to such representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in the case of such representations and warranties that are subject to a materiality qualification, in all respects) as of such earlier date, and except that for purposes of this Section 5.2, the representations and warranties contained in Section 6.2 shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1(a) and (b), respectively
.
Each Credit Extension hereunder shall be deemed to be a representation and warranty by Borrower that the conditions specified in this Section 5.2 have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE 6

REPRESENTATIONS AND WARRANTIES
To induce Administrative Agent and Lenders to enter into this Agreement, and to make Credit Extensions hereunder, Borrower represents and warrants to Administrative Agent and Lenders that:
Section 6.1    Entity Existence. Each of Borrower and its Subsidiaries (a) is duly incorporated or organized, as the case may be, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could result in a Material Adverse Event. Each of Borrower and the other Obligated Parties has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.
Section 6.2    Financial Statements; Etc. Borrower has delivered to Administrative Agent audited financial statements of Borrower and its Subsidiaries as at and for the fiscal year ended December 28, 2014 and unaudited financial statements of Borrower and its Subsidiaries as at and for the fiscal quarter ended March 29, 2015. Such financial statements are true and correct in all material respects, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. No Material Adverse Event has occurred since the effective date of the financial statements referred to in this Section 6.2. All projections delivered by Borrower to Administrative Agent and Lenders have been prepared in good faith, with care and diligence and using assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Administrative Agent and Lenders and all such assumptions are disclosed in the projections. Other than the Debt listed on Schedule 8.1 and Debt otherwise permitted by Section 8.1, Borrower and each Subsidiary have no Debt.
Section 6.3    Action; No Breach. The execution, delivery, and performance by each of Borrower and each other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Person, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject which could result in a Material Adverse Event, or (b) constitute a default under any such agreement or instrument which could result in a Material Adverse Event, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.
Section 6.4    Operation of Business. Each of Borrower and its Subsidiaries possesses all licenses, permits, consents, authorizations, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its respective businesses substantially as now conducted and as presently proposed to be conducted, and neither Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing which could result in a Material Adverse Event.
Section 6.5    Litigation and Judgments. Except as specifically disclosed in Schedule 6.5 as of the date hereof, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting Borrower, any of its Subsidiaries, or any other Obligated Party that could, if adversely determined, result in a Material Adverse Event. There are no outstanding judgments against Borrower, any of its Subsidiaries, or any other Obligated Party.
Section 6.6    Rights in Properties; Liens.
(a)    Each of Borrower and its Subsidiaries has good and indefeasible title to or valid leasehold interests in its respective Properties, including the Properties reflected in the financial statements described in Section 6.2, and none of the Properties of Borrower or any of its Subsidiaries is subject to any Lien, except Permitted Liens.
(b)    Schedule 6.6(b) sets forth a complete and accurate list of all real estate Leases under which Borrower or any of its Subsidiaries is the lessee on the Closing Date, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such Lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other applicable Laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
Section 6.7    Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower or any other Obligated Party is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by Debtor Relief Laws.
Section 6.8    Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by Borrower or any other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party or the validity or enforceability thereof.
Section 6.9    Taxes. Each of Borrower and its Subsidiaries has filed all material tax returns (federal, state, and local) required to be filed, including all material income, franchise, employment, Property, and sales tax returns, and has paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, other than taxes the payment of which is being contested in good faith and by appropriate proceedings and reserves for the payment of which are being maintained in accordance with GAAP. Borrower knows of no pending investigation of Borrower or any of its Subsidiaries by any taxing authority or of any pending but unassessed tax liability of Borrower or any of its Subsidiaries. Neither Borrower nor any Subsidiary thereof is party to any tax sharing agreement.
Section 6.10    Margin Securities. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.
Section 6.11    ERISA. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan. No ERISA Event has occurred or is reasonably expected to occur. No Plan has any Unfunded Pension Liability. No Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA). No Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan. No Obligated Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
Section 6.12    Disclosure. No statement, information, report, representation, or warranty made by Borrower or any other Obligated Party in this Agreement or in any other Loan Document or furnished to Administrative Agent or any Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which is a Material Adverse Event, or which Borrower reasonably believes might in the future be a Material Adverse Event that has not been disclosed in writing to Administrative Agent and each Lender.
Section 6.13    Subsidiaries. Borrower has no Subsidiaries other than those listed on Schedule 6.13 (and, if subsequent to the Closing Date, such additional Subsidiaries as have been formed in compliance with Section 7.13) and Schedule 6.13 sets forth the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of Borrower’s ownership interest in such Subsidiary. All of the outstanding capital stock or other equity interests of each Subsidiary described on Schedule 6.13 has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any equity interests of Borrower or any Subsidiary, except as created by the Loan Documents.
Section 6.14    Agreements. Neither Borrower nor any of its Subsidiaries is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction, in each case which could result in a Material Adverse Event. Neither Borrower nor any of its Subsidiaries is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party which could result in a Material Adverse Event.
Section 6.15    Compliance with Laws. Neither Borrower nor any of its Subsidiaries is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.
Section 6.16    Inventory. All inventory of Borrower and its Subsidiaries has been and will hereafter be produced in material compliance with all applicable Laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act (29 U.S.C. §§ 201-219).
Section 6.17    Regulated Entities. Neither Borrower nor any of its Subsidiaries is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under any other federal or state statute, rule or regulation limiting its ability to incur Debt, pledge its assets or perform its obligations under the Loan Documents.
Section 6.18    Environmental Matters.
(a)    Each of Borrower and its Subsidiaries, and all of its respective Properties, assets, and operations are in material compliance with all Environmental Laws. Borrower is not aware of, nor has Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance in all material respects of Borrower and its Subsidiaries with all Environmental Laws;
(b)    Each of Borrower and its Subsidiaries has obtained all material permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;
(c)    No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the Properties or assets of Borrower or any of its Subsidiaries. The use which Borrower and its Subsidiaries make and intend to make of their respective Properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their Properties or assets;
(d)    Neither Borrower nor any of its Subsidiaries nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;
(e)    There are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of Borrower or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;
(f)    Neither Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., regulations thereunder or any comparable provision of state law. Borrower and its Subsidiaries are in material compliance with all applicable financial responsibility requirements of all Environmental Laws;
(g)    Neither Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and
(h)    No Lien arising under any Environmental Law has attached to any property or revenues of Borrower or any of its Subsidiaries.
Section 6.19    Intellectual Property. All material Intellectual Property owned or used by Borrower and its Subsidiaries is listed, together with application or registration numbers, where applicable, in Schedule 6.19. Each Person identified on Schedule 6.19 owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could be a Material Adverse Event. Each Person identified on Schedule 6.19 will maintain the patenting and registration of all material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority, and each Person identified on Schedule 6.19 will promptly, but in any event within ten (10) Business Days following its acquisition thereof, patent or register, as the case may be, all new material Intellectual Property and notify Administrative Agent in writing five (5) Business Days prior to filing any such new patent or registration.
Section 6.20    Foreign Assets Control Regulations and Anti-Money Laundering. Each Obligated Party and each Subsidiary of each Obligated Party is and will remain in compliance in all material respects with all United States economic sanctions Laws, Executive Orders and implementing regulations as promulgated by OFAC, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Obligated Party and no Subsidiary or Affiliate of any Obligated Party (a) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, (b) is a Person who is otherwise the target of United States economic sanction Laws such that a United States Person cannot deal or otherwise engage in business transactions with such Person, or (c) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of United States economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under United States law.
Section 6.21    Patriot Act. The Obligated Parties, each of their Subsidiaries, and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the Patriot Act, and (c) all other federal or state Laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
Section 6.22    Insurance. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or the applicable Subsidiary operates.
Section 6.23    Solvency. Borrower and the Obligated Parties on a consolidated basis are Solvent and have not entered into any transaction with the intent to hinder, delay or defraud a creditor.
Section 6.24    Security Documents. The provisions of the Security Documents are effective to create in favor of Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien (subject to Permitted Liens) on all right, title and interest of the respective Obligated Parties party thereto in the Collateral. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect such Liens in Collateral.
Section 6.25    Businesses. The Borrower is presently engaged directly or through its Subsidiaries in the temporary staffing industry supplying temporary workers to a variety of customers across a diverse set of industries, including, without limitation, pursuant to (a) temporary staffing to permanent hiring arrangements, (b) permanent hiring to direct hire arrangements and (c) so-called “payrolling” arrangements.
Section 6.26    Labor Matters. There are no labor controversies pending, or to the best knowledge of Borrower, threatened against Borrower or any of its Subsidiaries which could result in a Material Adverse Event.
Section 6.27    Small Business Concern . The Borrower, together with its “affiliates” (as that term is defined in Title 13, Code of Federal Regulations, § 121.103), is a “small business concern” within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder. The information set forth in Small Business Administration Forms 480, 652 and Parts A and B of Form 1031 regarding the Company will, upon delivery pursuant to Section 5.8 (SBA Matters) hereof, be accurate and complete. The Borrower does not presently engage in, and will not hereafter engage in, any activities, and the Borrower will not use directly or indirectly, the proceeds from the Loans, for any purpose for which a Small Business Investment Company is prohibited from using funds by the Small Business Investment Act and the regulations thereunder, including Title 13, Code of Federal Regulations § 107.720.
ARTICLE 7

AFFIRMATIVE COVENANTS
Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder:
Section 7.1    Reporting Requirements. Borrower will furnish to Administrative Agent (with copies for each Lender):
(c)    Borrower Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the last day of each fiscal year of Borrower, beginning with the fiscal year ending in December 2015, a copy of the annual audit report of Borrower and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as of the end of such fiscal year and for the twelve (12)-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Whitley Penn LLP, or other independent certified public accountants of recognized standing reasonably acceptable to Administrative Agent, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope;
(d)    Monthly Financial Statements. As soon as available, and in any event within forty-five (45) days after the last day of each calendar month, a copy of an unaudited financial report of Borrower and its Subsidiaries as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, all in reasonable detail certified by a Responsible Officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, as of the dates and for the periods indicated therein;
(e)    Borrowing Base Report. As soon as available, and in any event within forty-five (45) days after the last day of each calendar month, the Borrowing Base Report provided to the Senior Agent;
(f)    Compliance Certificate. As soon as available, and in any event within forty-five (45) days of each of the first three fiscal quarters of each fiscal year of Borrower and concurrently with the financial statements referred to in Section 7.1(a), a Compliance Certificate (i) stating that to the best of the knowledge of the Responsible Officer executing same, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) showing in reasonable detail the calculations demonstrating compliance with the covenants set forth in Article 9 and (iii) containing such other certifications set forth therein. For any financial statements delivered electronically by a Responsible Officer in satisfaction of the reporting requirements set forth in clause (a) or (b) preceding that are not accompanied by the required Compliance Certificate, that Responsible Officer shall nevertheless be deemed to have certified the factual matters described in this clause (d) with respect to such financial statements; however, such deemed certificate shall not excuse or be construed as a waiver of Borrower's obligation to deliver the required Compliance Certificate.
(g)    Projections. As soon as available, but in any event at least fifteen (15) days before the end of each fiscal year of Borrower, forecasts prepared by management of Borrower, in form and substance reasonably satisfactory to Administrative Agent, of consolidated balance sheets of income or operations and cash flows of Borrower and its Subsidiaries on a monthly basis for the immediately following fiscal year.
(h)    Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Borrower or any of its Subsidiaries by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or Properties of Borrower or any of its Subsidiaries;
(i)    Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Borrower or any of its Subsidiaries which, if determined adversely to Borrower or such Subsidiary, could reasonably be expected to be a Material Adverse Event;
(j)    Notice of Default. As soon as possible and in any event within five days after the occurrence of any Default, a written notice setting forth the details of such Default and the action that Borrower has taken and proposes to take with respect thereto;
(k)    ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Borrower or ERISA Affiliate files with or receives from the PBGC, the IRS, or the U.S. Department of Labor under ERISA; as soon as possible and in any event within five days after Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event or Prohibited Transaction has occurred with respect to any Plan, a certificate of the chief financial officer of Borrower setting forth the details as to such ERISA Event or Prohibited Transaction and the action that Borrower proposes to take with respect thereto; annually, copies of the notice described in Section 101(f) of ERISA that Borrower or ERISA Affiliate receives with respect to a Plan or Multiemployer Plan;
(l)    Reports to Other Creditors. Promptly after the furnishing thereof, copies of any material statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Administrative Agent pursuant to any other clause of this Section 7.1;
(m)    Notice of Material Adverse Event. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any event or circumstance that could reasonably be expected to result in a Material Adverse Event;
(n)    Accounts Receivable Aging. As soon as available, and in any event within forty-five (45) days after the end of each calendar month, an account receivable aging, classifying Borrower’s and its Subsidiaries’ accounts receivable in categories of 0-30, 31-60, 61-90 and over 90 days from date of invoice, and in such form and detail as Administrative Agent shall reasonably require, and certified by the chief financial officer of Borrower; and
(o)    General Information. Promptly, such other information concerning Borrower, any of its Subsidiaries, or any other Obligated Party as Administrative Agent, or any Lender through Administrative Agent, may from time to time reasonably request.
All representations and warranties set forth in the Loan Documents with respect to any financial information concerning Borrower or any Guarantor shall apply to all financial information delivered to Lender by Borrower, such Guarantor, or any Person purporting to be a Responsible Officer of Borrower or such Guarantor or other representative of Borrower or such Guarantor regardless of the method of such transmission to Lender or whether or not signed by Borrower, such Guarantor, or such Responsible Officer or other representative, as applicable.
Section 7.2    Maintenance of Existence; Conduct of Business. Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, except to the extent a failure to so preserve and maintain could not result in a Material Adverse Event. Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices.
Section 7.3    Maintenance of Properties. Borrower shall, and shall cause each of its Subsidiaries to, maintain, keep, and preserve all of its Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, except to the extent failure to do so could not reasonably be expected to result in a Material Adverse Event.
Section 7.4    Taxes and Claims. Borrower shall, and shall cause each of its Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither Borrower nor any of its Subsidiaries shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established.
Section 7.5    Insurance.
(c)    Borrower shall, and shall cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar Properties in the same general areas in which Borrower and its Subsidiaries operate, provided that in any event Borrower will maintain and cause each of its Subsidiaries to maintain property insurance and comprehensive general liability insurance reasonably satisfactory to Administrative Agent. Each insurance policy covering Collateral shall name Administrative Agent as loss payee and each insurance policy covering liabilities shall name Administrative Agent as additional insured, and each such insurance policy shall provide that such policy will not be cancelled or reduced without 30 days prior written notice to Administrative Agent.
(d)    If Required Lenders agree in writing, in their reasonable discretion, then Borrower may apply the net proceeds of a casualty or condemnation (each a “Loss”) to the repair, restoration, or replacement of the assets suffering such Loss, so long as (i) such repair, restoration, or replacement is completed within one hundred eighty (180) days after the date of such Loss (or such longer period of time agreed to in writing by Required Lenders), (ii) while such repair, restoration, or replacement is underway, all of such net proceeds are on deposit with Administrative Agent in a separate deposit account over which Administrative Agent has exclusive control, and (iii) such Loss did not cause an Event of Default. If an Event of Default occurs pursuant to which Administrative Agent exercises its rights to accelerate the Obligations under the Loan Documents as provided in Section 10.2 or such repair, restoration, or replacement is not completed within one hundred eighty (180) days of the date of such Loss (or such longer period of time agreed to in writing by Required Lenders), then Administrative Agent may immediately and without notice to any Person apply all of such net proceeds to such Obligations, regardless of any other prior agreement regarding the disposition of such net proceeds.
Section 7.6    Inspection Rights. At any reasonable time and from time to time, Borrower shall, and shall cause each of its Subsidiaries to, (a) permit representatives of Administrative Agent or any Lender to examine, inspect, review, evaluate and make physical verifications and appraisals of the inventory and other Collateral in any manner and through any medium that Administrative Agent or such Lender considers advisable, (b) to examine, copy, and make extracts from its books and records, (c) to visit and inspect its Properties, and (d) to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants, in each instance, at Borrower’s expense.
Section 7.7    Keeping Books and Records. Borrower shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.
Section 7.8    Compliance with Laws. Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable Laws and decrees of any Governmental Authority or arbitrator, except to the extent that a failure to so comply could not reasonably be expected to result in a Material Adverse Event.
Section 7.9    Compliance with Agreements. Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its Properties or business, except to the extent a failure to so comply could not result in a Material Adverse Event.
Section 7.10    Further Assurances. Borrower shall, and shall cause each of its Subsidiaries and each other Obligated Party to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by Administrative Agent or any Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Administrative Agent in the Collateral.
Section 7.11    ERISA. Borrower shall, and shall cause each of its Subsidiaries to, comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.
Section 7.12    [Reserved].
Section 7.13    Additional Guarantors. Borrower shall notify Administrative Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and any event within twenty (20) days) (i) execute and deliver to Administrative Agent all Security Documents, stock certificates, stock powers and other agreements and instruments as may be reasonably requested by Administrative Agent to ensure that Administrative Agent has a perfected security interest in all ownership interests held by any Obligated Party in such Subsidiary, and (ii) cause such Person to (a) become a Guarantor by executing and delivering to Administrative Agent a Guaranty, (b) execute and deliver all Security Documents requested by Administrative Agent pledging to Administrative Agent for the benefit of the Secured Parties all of its Property (subject to such exceptions as Administrative Agent may permit or as otherwise allowed by this Agreement) and take all actions reasonably required by Administrative Agent to grant to Administrative Agent for the benefit of Secured Parties a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be requested by Administrative Agent, (c) with respect to each real property owned in fee simple by such Subsidiary: (i) the Mortgage and evidence of the proper recordation of each such Mortgage (or the delivery of any such Mortgage to the applicable title insurance company for recordation, on or immediately after the date of such delivery to such company) in the appropriate filing office, and (ii) the Owned Real Estate Support Documents with respect to such real property; and (d) deliver to Administrative Agent such other documents and instruments as Administrative Agent may require, including appropriate favorable opinions of counsel to such Person in form, content and scope reasonably satisfactory to Administrative Agent.
Section 7.14    Right to Attend Meetings, Etc. At any time while the Obligations or any part thereof are outstanding, the Administrative Agent shall have the right to nominate one (1) representative to attend meetings of the Board of Directors of Borrower or, in each case, any executive committee thereof (collectively, “Board Meetings”) in a non-voting, observer capacity (such representative being referred to as the “Observer”). Borrower shall provide notice to the Observer of any Board Meeting at the same time the directors or committee members, as the case may be, are given notice thereof, and the Observer shall be entitled to receive copies of all minutes, consents (including written consents) and other materials when and as provided to the directors or committee members, as the case may be. The Observer (i) shall be subject to the same obligations as members of the boards of directors or executive committees with respect to confidentiality and shall provide, prior to attending any Board Meetings, such agreements, undertakings or assurances to such effect as may be reasonably requested by Borrower, (ii) shall not be entitled to vote on any matter submitted to the Board of Directors nor to offer any motions or resolutions to the Board of Directors and (iii) shall be subject to exclusion from meetings (or portions thereof), and/or the receipt of materials (or portions therefor) as determined by the Board of Directors in good faith to involve or relate to communications with or materials prepared by attorneys or other professional advisors to the extent necessary to preserve Borrower’s attorney-client privilege. Additionally, Borrower shall, or shall cause one of its Subsidiaries to, reimburse Agent for all reasonable and documented out-of-pocket expenses of the Observer incurred in connection with attending such meetings in person.

NEGATIVE COVENANTS
Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder:
Section 7.15    Debt. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur, create, assume, or permit to exist any Debt, except:
(a)    The Obligations under the Loan Documents;
(b)    Existing Debt described on Schedule 8.1;
(c)    Senior Indebtedness evidenced by the Senior Notes;
(d)    Purchase money Debt and Capitalized Lease Obligations not to exceed $100,000 in the aggregate at any time outstanding; and
(e)    Hedge Obligations existing or arising under Hedge Agreements permitted by Section 8.16.
Section 7.16    Limitation on Liens. Borrower shall not, and shall not permit any of its Subsidiaries to, incur, create, assume, or permit to exist any Lien upon any of its Property, assets, or revenues, whether now owned or hereafter acquired, except:
(a)    Existing Liens disclosed on Schedule 8.2;
(b)    Liens in favor of the Secured Parties or Administrative Agent for the benefit of Secured Parties;
(c)    Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower or its Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;
(d)    Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves in accordance with GAAP have been established;
(e)    Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;
(f)    Liens resulting from good faith deposits to secure payments of workmen’s compensation or other social security programs (other than Liens imposed by ERISA) or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business;
(g)    Purchase money Liens on specific property to secure Debt used to acquire such Property and Liens securing Capitalized Lease Obligations with respect to specific leased property, in each case to the extent permitted in Section 8.1(d); and
(h)    Liens in favor of the holders of the Senior Notes to secure the Debt evidenced thereby and other Senior Indebtedness and subject to the terms of the Intercreditor Agreement.
Section 7.17    Mergers, Etc. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become a party to a merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate, except that (a) any Subsidiary may merge or consolidate with Borrower so long as Borrower is the surviving entity, (b) any Subsidiary may merge or consolidate with another Subsidiary so long as if a Subsidiary that is a Guarantor is involved in such merger or consolidation, such Guarantor is the surviving entity and (c) Borrower or any Subsidiary may make any Acquisitions permitted by Section 8.5(e).
Section 7.18    Restricted Payments. Borrower shall not, directly or indirectly, declare or pay any dividends or make any other payment or distribution (in cash, Property, or obligations) on account of its equity interests, or redeem, purchase, retire, call, or otherwise acquire any of its equity interests, or permit any of its Subsidiaries to purchase or otherwise acquire any equity interest of Borrower, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any redemption, purchase, retirement, or other acquisition of any of its equity interests, or incur any obligation (contingent or otherwise) to do any of the foregoing; provided, however, that (a) Subsidiaries shall be permitted to make payments and distributions to Borrower or any Guarantors, (b) Borrower and its Subsidiaries may pay dividends and other distributions consisting solely of its equity interests and (c) Borrower may make Permitted Distributions.
Section 7.19    Loans and Investments. Borrower shall not make, and shall not permit any of its Subsidiaries to, directly or indirectly, make, hold or maintain, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of, any Person, except:
(a)    Existing investments described on Schedule 8.5;
(b)    Readily marketable direct obligations of the United States of America or any agency thereof with maturities of one (1) year or less from the date of acquisition;
(c)    Fully insured certificates of deposit with maturities of one (1) year or less from the date of acquisition issued by either (i) any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00 or (ii) any Lender;
(d)    Commercial paper of a domestic issuer if at the time of purchase such paper is rated in one (1) of the two (2) highest rating categories of Standard and Poor’s Corporation or Moody’s Investors Service;
(e)    Investments resulting in an Acquisition where:
(i)    the business, division or assets acquired are for use, or the Person acquired is engaged in, one of the businesses described in Section 6.25;
(ii)    immediately before and after giving effect to such Acquisition, no Default shall exist;
(iii)    (A) the aggregate Acquisition Consideration for all such Acquisitions during the term of this Agreement shall not exceed $20,000,000, and (B) the aggregate Acquisition Consideration for Acquisitions during any fiscal year shall not exceed $5,000,000 (provided the Acquisition Consideration to be paid in connection with the Vision Technology Acquisition shall be excluded from the limitations set forth in this clause (iii));
(iv)    the business, division or Person acquired shall not have a negative EBITDA after giving effect to reasonable pro forma adjustments which are approved by Administrative Agent;
(v)    no less than ten (10) Business Days prior to such Acquisition, Administrative Agent shall have received (A) drafts of each material document, instrument and agreement to be executed in connection with such Acquisition, (B) an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12-month period for which they are available and as otherwise applicable), the terms and conditions, including economic terms, of the proposed Acquisition and Borrower’s calculation of pro forma EBITDA relating thereto, (C) a certificate of Borrower executed on its behalf by a Responsible Officer of Borrower, certifying that both before and after giving effect to such Acquisition, Borrower is in pro forma compliance with all financial covenants set forth in Article 9; and (D) Administrative Agent shall not have objected in writing to Borrower’s certificate delivered pursuant to clause (C) above (provided that Administrative Agent will not make any such objection unless it has a good faith basis for believing that Borrower’s pro forma calculations are not reasonable, and that as a result thereof, Borrower will not be in compliance with all the financial covenants set forth in Article 9 following such proposed Acquisition);
(vi)    to the extent applicable, the provisions of Section 7.13 have been satisfied, thereby causing Administrative Agent to have a perfected first priority Lien on all assets, including equity interests, that are acquired in the Acquisition; and
(vii)    after giving effect to such Acquisition, there shall be at least $2,000,000 in unrestricted cash of Borrower plus Revolving Credit Availability (as defined in the Senior Credit Agreement);
(f)    Investments in Subsidiaries that are Guarantors;
(g)    Investments consisting of Hedge Agreements permitted under Section 8.16;
(h)    Advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable; and
(i)    Advances to employees for the payment of expenses in the ordinary course of business not to exceed $25,000 in aggregate amount outstanding at any time.
Section 7.20    Transactions With Affiliates. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of Borrower or such Subsidiary (excluding Borrower or any other Subsidiary), except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s or such Subsidiary’s business, pursuant to a transaction which is otherwise expressly permitted under this Agreement, and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower or such Subsidiary.
Section 7.21    Disposition of Assets. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make any Disposition, except (a) Dispositions of inventory in the ordinary course of business, (b) Dispositions, for fair value, of worn-out and obsolete equipment not necessary or useful to the conduct of business, (c) Dispositions to Borrower or any other Subsidiary, or (d) other Dispositions not to exceed $100,000 in the aggregate in any fiscal year.
Section 7.22    Sale and Leaseback. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.
Section 7.23    Prepayment and Payment of Debt. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any optional or voluntary payment, prepayment, repurchase or redemption of any Debt, except the Obligations under the Loan Documents and the Senior Indebtedness.
Section 7.24    Nature of Business. Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the businesses in which they are engaged as of the date hereof.
Section 7.25    Environmental Protection. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (a) use (or permit any tenant to use) any of their respective Properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material in violation of Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of Environmental Laws, or (d) otherwise conduct any activity or use any of their respective Properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrower or any of its Subsidiaries would be responsible.
Section 7.26    Accounting. Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year (without prior notice to the Administrative Agent) or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Administrative Agent and Lenders, or (b) in tax reporting treatment, except as required by law and disclosed to Administrative Agent and Lenders.
Section 7.27    Burdensome Agreements. Borrower shall not, and shall not permit any of its Subsidiaries or any Obligated Party to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement, any Loan Document or the Senior Credit Agreement, which (a) directly or indirectly prohibits Borrower, any of its Subsidiaries, or any Obligated Party from creating or incurring a Lien on any of its Property, revenues, or assets, whether now owned or hereafter acquired, (b) directly or indirectly prohibits any of its Subsidiaries, or any Obligated Party to make any payments, directly or indirectly, to Borrower by way of dividends, distributions, advances, repayments of loans, repayments of expenses, accruals, or otherwise or (c) in any way would be contravened by such Person’s performance of its obligations hereunder or under the other Loan Documents.
Section 7.28    Subsidiaries. Borrower shall not, directly or indirectly, form or acquire any Subsidiary unless Borrower complies with the requirements of Section 7.13.
Section 7.29    Amendments of Constituent Documents. Borrower shall not, and shall not permit any of its Subsidiaries to, amend or restate any of their respective Constituent Documents in any manner that would be adverse to the interests of the Lenders.
Section 7.30    Hedge Agreements. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Hedge Agreement, except Hedge Agreements permitted under the Senior Credit Agreement.
Section 7.31    OFAC. Borrower shall not, and shall not permit any of its Subsidiaries to, fail to comply with the Laws, regulations and executive orders referred to in Section 6.20 and Section 6.21.

ARTICLE 8

FINANCIAL COVENANTS
Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder:
Section 8.1    Leverage Ratio. Borrower shall not permit as of any date during the following periods, the Leverage Ratio, to be greater than the ratio set forth opposite such period below:

Period	Maximum Ratio
Closing Date to end of fiscal June, 2016	3.45 to 1.0
June 20, 2016 to end of fiscal June, 2017	3.16 to 1.0
June 30, 2017 to end of fiscal June, 2018	2.88 to 1.0
June 30, 2018 to end of fiscal June, 2019	2.59 to 1.0
From and after end of fiscal June, 2019	2.30 to 1.0

Section 8.2    Debt Service Coverage Ratio. Borrower shall not permit, for any four fiscal quarter period, Debt Service Coverage Ratio, in each case for Borrower and its Subsidiaries, on a consolidated basis to be less than 1.1 to 1.00.
Section 8.3    Current Ratio. Borrower shall not permit, as of the last day of any fiscal quarter, the Current Ratio for Borrower and its Subsidiaries, on a consolidated basis, to be less than 1.0 to 1.0.
ARTICLE 9

DEFAULT
Section 9.1    Events of Default. Each of the following shall be deemed an “Event of Default”:
(b)    Borrower shall fail to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) days after the same becomes due, any interest on any Loan or any commitment or other fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document;
(c)    Borrower shall fail to provide to Administrative Agent and Lenders timely any notice of Default as required by Section 7.1(h) of this Agreement or Borrower shall breach any provision of Sections 7.2, 7.5, 7.6, 7.13, Article 8 or Article 9 of this Agreement;
(d)    Any representation or warranty made or deemed made by Borrower or any other Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made;
(e)    Borrower or any of its Subsidiaries shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Sections 10.1(a) and (b)), and such failure continues for more than thirty (30) days following the date such failure first began;
(f)    Borrower or any of its Subsidiaries shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;
(g)    An involuntary proceeding shall be commenced against Borrower or any of its Subsidiaries seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days;
(h)    Borrower or any of its Subsidiaries (i) shall fail to pay when due any principal of or interest on any Debt (other than the Obligations under the Loan Documents and other than the Senior Indebtedness) in the amount of $175,000 or more, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof or any cash collateral in respect thereof to be demanded, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment, repurchase, defeasance or redemption or any cash collateral in respect thereof to be demanded or (ii) shall fail to pay when due at maturity the principal of or interest on the Senior Indebtedness or the maturity of the Senior Indebtedness shall have been accelerated, or all of the Senior Indebtedness shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof;
(i)    There shall occur under any Hedge Agreement an Early Termination Date (as defined in such Hedge Agreement) resulting from (1) any event of default under such Hedge Agreement to which Borrower or any other Obligated Party is the Defaulting Party (as defined in such Hedge Agreement), or (2) any Termination Event (as so defined) under such Hedge Agreement as to which Borrower or any other Obligated Party is an Affected Party (as so defined) and, in either event, the Hedge Termination Value owed by Borrower or such other Obligated Party as a result thereof exceeds $175,000;
(j)    This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any of its Subsidiaries, or Borrower or any of its Subsidiaries shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien upon any of the Collateral purported to be covered thereby;
(k)    Any of the following events shall occur or exist with respect to Borrower or any ERISA Affiliate: (i) any ERISA Event occurs with respect to a Plan or Multiemployer Plan, or (ii) any Prohibited Transaction involving any Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Administrative Agent subject Borrower or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, the IRS, the U. S. Department of Labor, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $175,000;
(l)    A Change of Control shall occur;
(m)    Borrower or any of its Subsidiaries, or any of their material Properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within 30 days from the date of entry thereof;
(n)    Borrower or any of its Subsidiaries shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $150,000 against any of its assets or Properties;
(o)    A final judgment or judgments for the payment of money in excess of $175,000 in the aggregate shall be rendered by a court or courts against Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower, such Subsidiary, or such Obligated Party shall not, within such period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;
(p)    The subordination provisions related to any Subordinated Debt or any other agreement, document or instrument governing any Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations under the Loan Documents, for any reason shall not have the priority contemplated by this Agreement or any such subordination provisions; or
(q)    Any Security Document shall cease to create valid perfected first priority liens (subject to Permitted Liens) on the Collateral purported to be covered thereby.
Section 9.2    Remedies Upon Default. If any Event of Default shall occur and be continuing, then Administrative Agent may, with the consent of Required Lenders, or shall, at the direction of Required Lenders, without notice do any or all of the following: (a) terminate the Commitments of Lenders, (b) [Reserved], or (c) declare the Obligations under the Loan Documents or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 10.1(e) or (f), the Commitments of Lenders shall automatically terminate and the Obligations under the Loan Documents shall become immediately due and payable, in each case without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. In addition to the foregoing, if any Event of Default shall occur and be continuing, Administrative Agent may, with the consent of Required Lenders, or shall, at the direction of Required Lenders, exercise all rights and remedies available to it and Lenders in law or in equity, under the Loan Documents, or otherwise.
Section 9.3    Application of Funds. After the exercise of remedies provided for in Section 10.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent) payable to Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among Lenders in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to payment of that remaining portion of the Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Fifth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by law.
Section 9.4    Performance by Administrative Agent. If Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Administrative Agent may perform or attempt to perform such covenant or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Administrative Agent, promptly pay to Administrative Agent any amount expended by Administrative Agent in connection with such performance or attempted performance, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Administrative Agent shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of Borrower under this Agreement or any other Loan Document.
ARTICLE 10

AGENCY
Section 10.1    Appointment and Authority.
(h)    Each of the Lenders hereby irrevocably appoints Patriot III SBIC to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 11 are solely for the benefit of Administrative Agent and Lenders, and neither Borrower nor any other Obligated Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(i)    Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Obligated Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent pursuant to Section 11.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of Administrative Agent), shall be entitled to the benefits of all provisions of this Article 11 and Article 12 (including Section 12.1(b), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 10.2    Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders.
Section 10.3    Exculpatory Provisions.
(a)    Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent:
(viii)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ix)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Administrative Agent shall not be required to take any action that, in its opinion or upon the advice of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(x)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity; and
(xi)    shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document unless it shall first be indemnified to its satisfaction by Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
(b)    Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.2 and 11.9), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. SUCH LIMITATION OF LIABILITY SHALL APPLY REGARDLESS OF WHETHER THE LIABILITY ARISES FROM THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF ADMINISTRATIVE AGENT. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent in writing by Borrower or a Lender.
(c)    Neither Administrative Agent nor any Related Party thereof shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.
Section 10.4    Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Credit Extension, that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 10.5    Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 11 shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of this facility as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
Section 10.6    Resignation of Administrative Agent.
(a)    Administrative Agent may at any time give notice of its resignation to Lenders and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. After the Resignation Effective Date, the provisions of this Article 11 relating to or indemnifying or releasing Administrative Agent shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by Administrative Agent on behalf of Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity, fee or expense payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 11, Section 12.1, and Section 12.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    [Reserved].
Section 10.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither Administrative Agent nor any other Lender nor any Related Party thereto has made any representation or warranty to such Person and that no act by Administrative Agent or any other Lender hereafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by Administrative Agent or any Lender to any other Lender. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), or creditworthiness of Borrower or the value of the Collateral or other Properties of Borrower or any other Person which may come into the possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
Section 10.8    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Obligated Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under Section 12.1 or Section 12.2) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 12.1 or Section 12.2.
Section 10.9    Collateral and Guaranty Matters.
(a)    The Secured Parties irrevocably authorize Administrative Agent, at its option and in its discretion:
(i)    to release any Lien on any property granted to or held by Administrative Agent under any Loan Document (x) upon termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (z) if approved, authorized or ratified in writing by Required Lenders or all Lenders, as applicable, under Section 12.10;
(ii)    to subordinate any Lien on any property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.2; and
(iii)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by Administrative Agent at any time, Required Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.9.
(b)    Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Administrative Agent’s Lien thereon, or any certificate prepared by any Obligated Party in connection therewith, nor shall Administrative Agent be responsible or liable to Lenders for any failure to monitor or maintain any portion of the Collateral.
ARTICLE 11

MISCELLANEOUS
Section 11.1    Expenses.
(e)    Borrower hereby agrees to pay on demand: (i) all costs and expenses of Administrative Agent, Lenders and their Related Parties in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, supplements, waivers, consents and ratifications thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Administrative Agent, Lenders and their Related Parties; (ii) all costs and expenses of Administrative Agent and each Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, court costs and fees and expenses of legal counsel, advisors, consultants, and auditors for Administrative Agent and each Lender; (iii) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; (iv) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Agreement or any other Loan Document; and (vi) all other costs and expenses incurred by Administrative Agent and any Lender in connection with this Agreement or any other Loan Document, any litigation, dispute, suit, proceeding or action, the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges (including Administrative Agent’s and such Lender’s internal charges) incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of Borrower. Borrower shall be responsible for all expenses described in this clause (a) whether or not any Credit Extension is ever made. Any amount to be paid under this Section 12.1 shall be a demand obligation owing by Borrower and if not paid within thirty (30) days of demand shall bear interest, to the extent not prohibited by and no in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Interest Rate. The obligations of Borrower under this Section 12.1 shall survive payment of the Notes and other obligations hereunder and the assignment of any right hereunder.
(f)    To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 12.1(a) or Section 12.2 to be paid by it to Administrative Agent (or any sub-agent thereof) or any Related Party of Administrative Agent (or any sub-agent thereof), each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or against any Related Party of Administrative Agent (or any sub-agent thereof) acting for Administrative Agent (or any such sub-agent) in connection with such capacity. EACH LENDER ACKNOWLEDGES THAT SUCH PAYMENTS MAY BE IN RESPECT OF LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF THE PERSON (OR THE REPRESENTATIVES OF THE PERSON) TO WHOM SUCH PAYMENTS ARE TO BE MADE.
Section 11.2    INDEMNIFICATION. BORROWER SHALL INDEMNIFY ADMINISTRATIVE AGENT, EACH LENDER AND EACH RELATED PARTY THEREOF FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OTHER OBLIGATED PARTY, (E) ANY LOAN OR USE OR PROPOSED USE OF THE PROCEEDS THEREFROM OR (F) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF SUCH PERSON (OR THE REPRESENTATIVES OF SUCH PERSON). Any amount to be paid under this Section 12.2 shall be a demand obligation owing by Borrower and if not paid within ten (10) days of demand shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Interest Rate. The obligations of Borrower under this Section 12.2 shall survive payment of the Notes and other obligations hereunder and the assignment of any right hereunder.
Section 11.3    Limitation of Liability. None of Administrative Agent, or any Lender, or any Affiliate, officer, director, employee, attorney, or agent of any of the foregoing, shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower or any other Obligated Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Administrative Agent, or any Lender, or any Affiliates, officers, directors, employees, attorneys, or agents of any of the foregoing for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.
Section 11.4    No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Administrative Agent or any Lender shall have the right to act exclusively in the interest of Administrative Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower’s equity holders, Affiliates, officers, employees, attorneys, agents, or any other Person.
Section 11.5    Lenders Not Fiduciary. The relationship between Borrower and Administrative Agent and each Lender is solely that of debtor and creditor, and none of Administrative Agent or any Lender has any fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Administrative Agent and each Lender to be other than that of debtor and creditor.
Section 11.6    Equitable Relief. Borrower recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Administrative Agent or Lenders. Borrower therefore agrees that Administrative Agent, any Lender, if Administrative Agent or such Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
Section 11.7    No Waiver; Cumulative Remedies. No failure on the part of Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Obligated Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) [Reserved], (c) any Lender from exercising setoff rights in accordance with Section 4.2 (subject to the terms of Section 12.23), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Obligated Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 12.23, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 11.8    Successors and Assigns.
(c)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 12.8(b), (ii) by way of participation in accordance with the provisions of Section 12.8(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.8(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.8(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(d)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 12.8(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in Section 12.8(b)(i)(A), the aggregate amount of the Commitment(s) (which for this purpose includes Loans outstanding hereunder) or, if the applicable Commitment is not then in effect, the Outstanding Amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $2,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment(s) assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.8(b)(i)(B) and, in addition: (A) the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof; and (B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) Borrower, or any of Borrower’s Affiliates or Subsidiaries or any other Obligated Party or (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to: (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 12.8(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 12.1 and Section 12.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any party hereunder arising from that Lenders’ having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.8(d). Upon the consummation of any assignment pursuant to this Section 12.8(b), if requested by the transferor or transferee Lender, the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender (if applicable) and new Notes or, as appropriate, replacement Notes, are issued to the assignee.
(e)    Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices a copy of each Assignment and Assumption delivered to it and a Register. The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(f)    Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to a Participant in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.1(b) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.10 which requires the consent of all Lenders and affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.5 and 3.4 (subject to the requirements and limitations therein, including the requirements under Section 3.4(g) (it being understood that the documentation required under Section 3.4(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.6 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.6 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.2 as though it were a Lender; provided that such Participant agrees to pay to Administrative Agent any amount set-off for application to the Obligations under the Loan Documents as required pursuant to Section 4.2; provided, further that such Participant agrees to be subject to Section 12.23 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a Participant Register; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)    Dissemination of Information. Borrower and each other Obligated Party authorizes Administrative Agent and each Lender to disclose to any actual or prospective purchaser, assignee or other recipient of a Lender’s Commitment, any and all information in Administrative Agent’s or such Lender’s possession concerning Borrower, the other Obligated Parties and their respective Affiliates.
Section 11.9    Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 12.1 and 12.2 shall survive repayment of the Obligations and termination of the Commitments.
Section 11.10    Amendment. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by Required Lenders (or by Administrative Agent with the consent of Required Lenders) and Borrower and acknowledged by Administrative Agent; provided, however, that no such amendment or waiver shall:
(a)    waive any condition set forth in Section 5.1 (other than Sections 5.1(p) and (s)), without the written consent of each Lender;
(b)    extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayment) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of Required Lenders shall be necessary to adjust the Default Interest Rate or to waive any obligation of Borrower to pay interest at such rate;
(e)    change any provision of this Section 12.10 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(f)    change Section 10.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or
(g)    release any material Guaranty or all or substantially all of the Collateral (in each case, except as provided herein) without the written consent of each Lender;
and, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document.
Notwithstanding any other provision of this Agreement, at any time when Patriot III SBIC holds an Applicable Percentage so that that alone it constitutes the Required Lenders, any action taken by Patriot III SBIC as Agent shall be deemed to have been taken with the consent or at the request of the Required Lenders.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment(s) of any Defaulting Lender may not be increased or extended without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Section 11.11    Notices.
(f)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 12.11(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, or mailed by certified or registered mail. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.
(g)    Electronic Communications. Notices and other communications to Lenders and hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under Article 2 by electronic communication and, for the avoidance of doubt, there are no such procedures in effect on the Closing Date and none shall be binding on the Administrative Agent or the Lenders unless the Administrative Agent has notified all parties hereto otherwise. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such facsimile, email or other electronic communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(h)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto, Schedule 12.11 shall be deemed to be amended by each such change, and Administrative Agent is authorized, in its discretion, from time to time to reflect each such change in an amended Schedule 12.11 provided by Administrative Agent to each party hereto.
(i)    Platform.
(viii)    Borrower agrees that Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on the Platform.
(ix)    The Platform is provided “as is” and “as available.” The Agent Parties do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent Parties have any liability to Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of communications through the Platform.
(x)    Borrower and each other Obligated Party (by its, his or her execution of a Loan Document) hereby authorizes Administrative Agent, each Lender and their respective counsel and agents to communicate and transfer documents and other information (including confidential information) concerning this transaction or Borrower or any other Loan Party and the business affairs of Borrower and such other Loan Parties via the Internet or other electronic communication without regard to the lack of security of such communications.
Section 11.12    Governing Law; Venue; Service of Process.
(i)    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of Maryland (without reference to applicable rules of conflicts of Laws), except to the extent the Laws of any jurisdiction where Collateral is located require application of such Laws with respect to such Collateral.
(j)    Jurisdiction. Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Maryland, and of any United States District Court of the State of Maryland, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Maryland State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or its properties in the courts of any jurisdiction.
(k)    Waiver of Venue. Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(l)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.11. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
Section 11.13    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 11.14    Severability. Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal. Furthermore, in lieu of such invalid or unenforceable provision there shall be added as a part of this Agreement or the other Loan Documents a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
Section 11.15    Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
Section 11.16    Construction. Borrower, Administrative Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower, Administrative Agent and each Lender.
Section 11.17    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.
Section 11.18    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.18.
Section 11.19    Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and each Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits any Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable law) (as applicable rate, the “Maximum Rate”). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Borrower and any Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Administrative Agent’s or any Lender’s exercise of the option to accelerate the maturity of any Note and/or the Related Indebtedness, or (c) Borrower will have paid or Administrative Agent or any Lender will have received by reason of any voluntary prepayment by Borrower of any Note and/or the Related Indebtedness, then it is Borrower’s, Administrative Agent’s and Lenders’ express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Administrative Agent or any Lender shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Borrower, Administrative Agent and each Lender agree that Administrative Agent or any Lender, as applicable, shall, with reasonable promptness after Administrative Agent or such Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrower to Administrative Agent or such Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Administrative Agent or such Lender, Borrower will provide written notice to Administrative Agent or any Lender, advising Administrative Agent or such Lender in reasonable detail of the nature and amount of the violation, and Administrative Agent or such Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Administrative Agent or such Lender. All sums contracted for, charged, taken, reserved or received by Administrative Agent or any Lender for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Administrative Agent or any Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
Section 11.20    Reserved.
Section 11.21    USA Patriot Act Notice. Administrative Agent and each Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and each other Obligated Party, which information includes the name and address of Borrower and each other Obligated Party and other information that will allow Administrative Agent and such Lender to identify Borrower and each other Obligated Party in accordance with the Patriot Act. In addition, Borrower agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order, (b) not to use or permit the use of proceeds of the Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, or cause its Subsidiaries to comply, with the applicable Laws.
Section 11.22    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and in Section 12.10.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 10 or otherwise) or received by Administrative Agent from a Defaulting Lender shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender hereunder; third, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fourth, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fifth, to the payment of any amounts owing to Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 12.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    Defaulting Lender Cure. If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by Lenders in accordance with their Applicable Percentages (without giving effect to Section 12.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 11.23    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or other obligations hereunder, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall:
(a)    notify Administrative Agent of such fact; and
(b)    purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 12.23 shall not be construed to apply to: (A) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender); or (B) [Reserved].
Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.
Section 11.24    Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 11.25    Confidentiality. Each of Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or any Governmental Authority, quasi-Governmental Authority or legislative committee, (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to its being under a duty of confidentiality no less restrictive than this Section 12.25, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its Related Parties) to any Hedge Agreement relating to Borrower and its obligations, (iii) any actual or prospective purchaser of a Lender or its holding company, (iv) any rating agency or any similar organization in connection with the rating of Borrower or the Facilities or (v) the CUSIP Service Bureau or any similar organization in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities, (g) with the consent of Borrower, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.25 or (ii) becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section 12.25, “Information” means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses which is clearly identified as confidential, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or a Subsidiary; provided that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.25 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 11.26    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
Section 11.27    NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

v

EXECUTED to be effective as of the date first written above.
BORROWER:

BG STAFFING, INC.

By:		/s/ L. Allen Baker, Jr.
	Name:	L. Allen Baker, Jr.
	Title:	President and Chief Executive Officer

SENIOR SUBORDINATED CREDIT AGREEMENT - Signature Page [Borrower]

ADMINISTRATIVE AGENT AND LENDERS: PATRIOT CAPITAL III SBIC, L.P., as Administrative Agent and Lender By: Patriot Partners III SBIC, LLC its General Partner
By: __/s/ Chris M. Royston_____________ Name: Chris M. Royston Title: Managing Member Commitment Percentage: 95%
PATRIOT CAPITAL III, L.P., as Lender By: Patriot Partners III (Parallel), LLC its General Partner
By: __/s/ Chris M. Royston_____________ Name: Chris M. Royston Title: Managing Member Commitment Percentage: 5%

SENIOR SUBORDINATED CREDIT AGREEMENT - Signature Page [Administrative Agent and Lenders]

SCHEDULE 2.1
Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Patriot Capital III SBIC, L.P.	$14,250,000	95%
Patriot Capital III, L.P.	$750,000	5%

SCHEDULE 6.5
Litigation and Judgments

SCHEDULE 2.1 – Page 1

SCHEDULE 6.6(b)
Leased Real Property (Lessee)

SCHEDULE 6.6(b) – Page 1

SCHEDULE 6.13
Subsidiaries, Ventures, Etc.

SCHEDULE 6.13 – Page 1

SCHEDULE 6.19
Intellectual Property

SCHEDULE 6.19 – Page 1

SCHEDULE 8.1
Existing Debt

SCHEDULE 8.1 – Page 1

SCHEDULE 8.2
Existing Liens

SCHEDULE 8.2 – Page 1

SCHEDULE 8.5
Existing Investments

SCHEDULE 12.11
Notices
Notices under this Agreement shall be given:
(a)    if to Borrower, to it at 5000 Legacy Drive, Suite 350, Plano, Texas 75204, Attention of L. Allen Baker, Jr. (Telephone No. 972-692-2411; Email: abaker@bgstaffing.com);
(b)    if to Administrative Agent, to:
Patriot Capital III SBIC, L.P.
509 Exeter Street
Suite 210
Baltimore, Maryland 21202
Attention: Chris M. Royston
Telephone: (443) 573-3024

with additional copies to:

Miles & Stockbridge PC
100 Light Street
Baltimore, Maryland 21202
Attention: Frederick W. Runge, Jr., Esquire
Telephone: (410) 385-3466

(c)    if to a Lender, to it at its address set forth in its Administrative Questionnaire.

SCHEDULE 8.5 – Page 1

EXHIBIT A
Assignment and Assumption
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

EXHIBIT A – Assignment and Assumption – Page 1

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: BG Staffing, Inc.

4.	Administrative Agent: Patriot Capital III SBIC, L.P., as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of _______, 2015 among BG Staffing, Inc., the Lenders parties thereto, and Patriot Capital III SBIC, L.P., as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[7]	Percentage Assigned of Commitment/Loans[8]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.	Trade Date: ______________][9]
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:

EXHIBIT A – Assignment and Assumption – Page 2

    Name:
    Title:
[NAME OF ASSIGNOR]

By:
    Name:
    Title:
ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:
    Name:
    Title:
[NAME OF ASSIGNEE]

By:
    Name:
    Title:
[Consented to and] Accepted:

PATRIOT CAPITAL III SBIC, L.P.,
    as Administrative Agent

By:
    Name:
    Title:

[Consented to]:

[NAME OF RELEVANT PARTY]

By:

EXHIBIT A – Assignment and Assumption – Page 3

    Name:
    Title:

EXHIBIT A – Assignment and Assumption – Page 4

ANNEX 1
[__________________]
Standard Terms and Conditions for Assignment and Assumption
1.    Representations and Warranties.
1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.8(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.8(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform

ANNEX 1 – Standard Terms and Conditions for Assignment and Assumption, Page 1

in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Maryland.

ANNEX 1 – Standard Terms and Conditions for Assignment and Assumption, Page 2

EXHIBIT B
[Reserved]

EXHIBIT B – [Reserved] – Page 1

EXHIBIT C
Compliance Certificate
FOR MONTH/QUARTER/YEAR ENDED     _______________________ (THE “SUBJECT PERIOD”)
ADMINISTRATIVE AGENT:        Patriot Capital III SBIC, L.P.
BORROWER:

This Compliance Certificate (this “Certificate”) is delivered under the Credit Agreement (the “Credit Agreement”) dated as of _______________, 20__, by and among Borrower, the Lenders from time to time party thereto and Administrative Agent. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Credit Agreement. The undersigned hereby certifies to Administrative Agent and Lender as of the date hereof that: (a) he/she is the ___________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on behalf of Borrower; (b) he/she has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the Subject Period; (c) during the Subject Period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it and no Default or Event of Default currently exists or has occurred which has not been cured or waived by Required Lenders or all Lenders, as required by the Loan Documents; (d) the representations and warranties of Borrower contained in Article 6 of the Credit Agreement, and any representations and warranties of Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof in all material respects (or in the case of such representations and warranties that are subject to a materiality qualification, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Certificate, the representations and warranties contained in Section 6.2 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1 of the Credit Agreement, including the statements in connection with which this Certificate is delivered; (e) the financial statements of Borrower attached to this Certificate were prepared in accordance with GAAP, and present, on a consolidated basis, fairly and accurately the financial condition and results of operations of Borrower and its Subsidiaries as of the end of and for the Subject Period; (f) the financial covenant analyses and information set forth below are true and accurate on and as of the date of this Certificate; and (g) the status of compliance by Borrower with certain covenants of the Credit Agreement at the end of the Subject Period is as set forth below:

In Compliance as of End of Subject Period (Please Indicate)
1.	Financial Statements and Reports

EXHIBIT C – Compliance Certificate – Page 1

	(a) Provide annual audited FYE financial statements within 120 days after the last day of each fiscal year.	Yes	No

	(b) Provide monthly financial statements within 45days after the last day of each month.	Yes	No

	(d) A Borrowing Base Report, and summary accounts receivable aging, within 45 days after the last day of each month.	Yes	No

	(e) Provide a quarterly Compliance Certificate within 45 days after each of the first three fiscal quarters and concurrently with the annual audited FYE financial statements.	Yes	No

	(f) Provide an accounts receivable aging report within 45 days after the last day of each month	Yes	No

2.	Subsidiaries None, except as listed on Schedule 6.13.	Yes	No

3.	Debt None, except Debt permitted by Section 8.1 of the Credit Agreement.	Yes	No

4.	Liens None, except Liens permitted by Section 8.2 of the Credit Agreement.	Yes	No

5.	Acquisitions and Mergers None, except those permitted by Section 8.3 of the Credit Agreement.	Yes	No

6.	Dividends and Stock Repurchase None, except as permitted by Section 8.4 of the Credit Agreement.	Yes	No

7.	Loans and Investments None, except those permitted by Section 8.5 of the Credit Agreement.	Yes	No

8.	Affiliate Transactions None, except transactions permitted by Section 8.6 of the Credit Agreement.	Yes	No

9.	Dispositions of Assets None, except dispositions permitted by Section 8.7 of the Credit Agreement.	Yes	No

EXHIBIT C – Compliance Certificate – Page 2

10.	Sale and Leaseback Transactions None, except transactions permitted by Section 8.8 of the Credit Agreement.	Yes	No

11.	Prepayment of Debt None, except prepayments permitted by Section 8.9 of the Credit Agreement.	Yes	No

12.	Changes in Nature of Business None, except changes permitted by Section 8.10 of the Credit Agreement.	Yes	No

13.	Environmental Protection No activity likely to cause violations of Environmental Laws or create any Environmental Liabilities.	Yes	No

14.	Changes in Fiscal Year; Accounting Practices None, except transactions permitted by Section 8.12 of the Credit Agreement.	Yes	No

15.	No Negative Pledge None, except those permitted by Section 8.13 of the Credit Agreement.	Yes	No

16.	Leverage Ratio Maximum of _____ to 1.00 at end of Subject Period (Defined as Funded Debt divided by EBITDA; calculated on a rolling 4 quarter basis).

	_____________ ÷ _______________ = ____________ Funded Debt EBITDA	Yes	No

17.
Debt Service Coverage Ratio
Minimum of _______ to 1.00 at end of Subject Period
(Defined as EBITDA minus cash taxes paid minus earn-out payments in respect of Acquisitions minus Non-Financed Capital Expenditures divided by
Debt Service plus $1,000,000 prior to Vision Technology Acquisition and $2,000,000 on and after Vision Technology Acquisition; calculated on a rolling 4 quarter basis as provided in the definition thereof).
		Yes	No

______________ ÷ EBITDA – cash taxes paid – earn-out payments – Non-Financed Capital Expenditures

EXHIBIT C – Compliance Certificate – Page 3

	(__________ Scheduled principal payments on all Debt	+ __________) Cash Interest Expense	+	$1,000,000 prior to Vision Technology Acquisition and $2,000,000 on and after Vision Technology Acquisition =	_______

18.
Current Ratio
Minimum of ____ to 1.00 at end of Subject Period (Defined as
current assets divided by current liabilities, including Outstanding Amount of Loans minus $5,000,000 prior to Vision Technology Acquisition and $10,000,000 on and after Vision Technology Acquisition, but excluding current earn-out payments).
						Yes	No

	___________ Current Assets	÷
_______________
Current Liabilities + Outstanding Amount of Loans minus $5,000,000 prior to Vision Technology Acquisition and $10,000,000 on and after Vision Technology Acquisition – current earn-out payments
				=	__________

EXHIBIT C – Compliance Certificate – Page 4

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________________, _____.
BG STAFFING, INC.

By:
    Name:
    Title:

EXHIBIT C – Compliance Certificate – Page 5

EXHIBIT D
GUARANTY

EXHIBIT D – Guaranty – Page 1

EXHIBIT E
[Reserved]

EXHIBIT E – Borrowing Request – Page 1

EXHIBIT F

[To be attached]

Note
Signature Page

EXHIBIT G
SECURITY AGREEMENT
Section 11.28

Exhibit G – Security Agreement

EXHIBIT H

[To be attached]

EXHIBIT H – [Reserved] – Page 1

EXHIBIT I-1
U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Reference is hereby made to the Senior Subordinated Credit Agreement dated as of _______ __, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BG Staffing, Inc., Patriot Capital III SBIC, L.P., as Administrative Agent, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:
    Name:
    Title:

Date:    ______________ ____, 20__

EXHIBIT I-2
U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Reference is hereby made to the Senior Subordinated Credit Agreement dated as of _______ __, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BG Staffing, Inc., Patriot Capital III SBIC, L.P., as Administrative Agent, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:
    Name:
    Title:

Date:    ______________ ____, 20__

EXHIBIT I-3
U.S. Tax Compliance Certificate
(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Reference is hereby made to the Senior Subordinated Credit Agreement dated as of ________ __, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BG Staffing, Inc., Patriot Capital III SBIC, L.P., as Administrative Agent, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:
    Name:
    Title:

Date:    ______________ ____, 20__

EXHIBIT I-4
U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
Reference is hereby made to the Senior Subordinated Credit Agreement dated as of ________ __, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BG Staffing, Inc., Patriot Capital III SBIC, L.P., as Administrative Agent, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:
    Name:
    Title:

Date:    ______________ ____, 20__

EXHIBIT I-1 – U.S Tax Compliance Certificate